UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)

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the Securities Exchange Act of 1934

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El Pollo Loco Holdings, Inc.

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EL POLLO LOCO HOLDINGS, INC.
3535 Harbor Boulevard, Suite 100
Costa Mesa, CA 92626
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 5, 2018
Dear Stockholders of El Pollo Loco Holdings, Inc.:
The 2018 annual meeting of stockholders of El Pollo Loco Holdings, Inc. (“we,” “us,” “our,” and the “Company”), will be held on June 5, 2018, at 1:00 p.m. Pacific Time to:
1. Elect three directors to serve until the 2021 annual meeting of stockholders;
2. Ratify the appointment of BDO USA, LLP, as our independent registered public accounting firm for 2018;
3. Approve the 2018 Omnibus Equity Incentive Plan; and
4. Transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
This year’s annual meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to participate online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/LOCO2018. You will also be able to vote electronically at the annual meeting. Details regarding how to participate in the meeting online and the business to be conducted at the annual meeting are more fully described in the accompanying proxy statement.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 5, 2018: The proxy statement and the 2017 Annual Report on Form 10-K are available at www.proxyvote.com.
Our board of directors has fixed the close of business on April 12, 2018, as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. Only stockholders of record will be entitled to notice of and to vote at the meeting or any adjournments or postponements thereof, with each share entitling its owner to one vote on each matter properly presented. On the record date, 38,636,038 shares of common stock were outstanding.
YOUR VOTE IS IMPORTANT. We hope that you will attend. Whether or not you do, please vote in advance online, by telephone, or by mail.

By Order of the Board of Directors,

/s/ Michael G. Maselli

Michael G. Maselli
Chairman
Costa Mesa, California
April 25, 2018

EL POLLO LOCO HOLDINGS, INC.
3535 Harbor Boulevard, Suite 100
Costa Mesa, CA 92626
PROXY STATEMENT

INTRODUCTION
This proxy statement provides information for stockholders of El Pollo Loco Holdings, Inc. (“we,” “us,” “our,” and the “Company”), as part of the solicitation of proxies by the Company and its board of directors (the “Board”) from holders of the outstanding shares of the Company’s common stock, par value $0.01 per share, for use at the Company’s annual meeting of stockholders to be held at 1:00 p.m. Pacific Time, on June 5, 2018, and at any adjournments or postponements thereof.
At the annual meeting, stockholders will be asked to vote either directly or by proxy on the following matters discussed herein:
1. Election of three directors to serve until the 2021 annual meeting of stockholders,
2. Ratification of the appointment of BDO USA, LLP, as our independent registered public accounting firm for 2018,
3. Approval of the 2018 Omnibus Equity Incentive Plan, and
4. Such other business as may properly come before the meeting or any adjournments or postponements thereof.
A Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including this proxy statement and our 2017 Annual Report on Form 10-K, is being mailed to stockholders on or about April 25, 2018. The Notice also provides instructions on how to vote over the internet or by mail. If you receive a Notice by mail, you will not receive printed and mailed proxy materials unless you specifically request them.

QUESTIONS AND ANSWERS
ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING
Although we encourage you to read the enclosed proxy statement in its entirety, we include this Q&A section to provide some background information and brief answers to several questions you might have about the annual meeting.
Q:    Why are we providing these materials?
A:    Our Board is providing these materials to you in connection with our annual meeting, which will take place on June 5, 2018. Stockholders are invited to participate in the annual meeting and are requested to vote on the proposals described herein.
Q:    What information is contained in this proxy statement?
A:    This proxy statement contains information relating to the proposals to be voted on at the annual meeting, the voting process, the compensation of our directors and most highly paid officers, and other required information.
Q:    What proposals will be voted on at the annual meeting?
A:    There are three proposals scheduled to be voted on at the annual meeting:

•	election of three directors to serve until the 2021 annual meeting of stockholders;

•	ratification of appointment of BDO USA, LLP, as our independent registered public accounting firm for 2018; and

•	approval of the 2018 Omnibus Equity Incentive Plan.
We will also consider other business that properly comes before the annual meeting.
Q:    How does the Board recommend that I vote?
A:    The Board recommends that you vote your shares “FOR” election of the Board’s nominees.
The Board recommends that you vote your shares “FOR” ratification of appointment of BDO USA, LLP.
The Board recommends that you vote your shares “FOR” approval of the 2018 Omnibus Equity Incentive Plan.
Q:    What shares can I vote?
A:    You may vote all shares of common stock that you owned as of the close of business on the record date, April 12, 2018. You may cast one vote per share, including shares (i) held directly in your name as the stockholder of record and (ii) held for you as the beneficial owner through a stockbroker, bank, or other nominee.
Q:    What is the difference between being a stockholder of record and a beneficial owner?
A:    Many of our stockholders hold their shares through stockbrokers, banks, or other nominees, rather than directly in their own names. As summarized below, there are some differences between being a stockholder of record and a beneficial owner.
Stockholder of record: If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are the stockholder of record, and these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the Company and to vote at the annual meeting.
Beneficial owner: If your shares are held in a stock brokerage account or by a bank or other nominee, you are the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or other nominee, who is considered to be the stockholder of record. As the beneficial owner, you have the right to tell your nominee how to vote, and you are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares at the annual meeting unless you obtain a legal proxy from your nominee authorizing you to do so. Your nominee has sent you instructions on how to direct the nominee’s vote. You may vote by following those instructions and the instructions on the Notice.

Q:    How do I vote?
A:    To vote in advance, follow the instructions on the Notice. To attend and potentially vote at the meeting, visit www.virtualshareholdermeeting.com/LOCO2018, using the 16-digit control number on the Notice or other proxy materials. Even if you plan to attend, we recommend that you vote in advance, in case you change your mind.
Q:    Can I change my vote or revoke my proxy?
A:    Yes, you can change your proxy instructions at any time before the vote at the annual meeting, by:

•	Entering a new vote online,

•	Entering a new vote by telephone,

•	Mailing a written notice of revocation to our Corporate Secretary at our address below,

•	Signing and returning a new proxy card bearing a later date, which will automatically revoke your earlier proxy instructions, or

•	Voting at the annual meeting.
Q:    What constitutes a quorum?
A:    The holders of a majority of our capital stock issued and outstanding and entitled to vote, present in person (including through online participation) or represented by proxy, shall constitute a quorum. Votes withheld, abstentions, and broker non-votes (as described below) are counted as present for the purpose of determining a quorum.
Q:    What is a broker non-vote?
A:    If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Brokers may vote these shares on routine matters but not on non-routine matters. Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without your instruction. Broker non-votes are counted for quorum purposes but not in counting votes cast for, or entitled to vote on, a proposal.
Proposal 1, election of directors, is not routine.
Proposal 2, accountant ratification, is routine.
Proposal 3, 2018 Omnibus Equity Incentive Plan approval, is not routine.
Q:    What is a proxyholder?
A:    We are designating Laurance Roberts, our Chief Financial Officer, and Edith R. Austin, our Corporate Secretary, to hold and vote all properly-tendered proxies (except votes “withheld”). If you have indicated a vote, they will so vote. If you have left a vote blank, they will vote as the Board recommends. While we do not expect any other business to come up for vote, if it does, they will vote in their discretion. If a director nominee is unwilling or unable to serve, the proxyholders will vote in their discretion for an alternative nominee.
Q:    What does it mean if I receive more than one Notice?
A:    You may receive more than one Notice, if, for example, you hold your shares in multiple brokerage accounts. You must vote based on the instructions in each Notice separately.
Q:    How are votes counted?
A:    Broadridge Financial Solutions, Inc., has been appointed to be the inspector of elections, to act at the meeting, to make a written report thereof, to take charge of the polls, and to make a certificate of the result of the vote taken. We will announce preliminary results at the meeting and publish final voting results on a Current Report on Form 8-K that we expect to file with the Securities and Exchange Commission (“SEC”) within four (4) business days after the end of the annual meeting.

Q:    Is my vote confidential?
A:    Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within the Company or to third parties, except as necessary (i) to meet applicable legal requirements, (ii) to allow for tabulation and certification of the vote, and (iii) to facilitate successful proxy solicitation by the Board.
Q:    Who bears the cost of soliciting votes for the annual meeting?
A:    We bear the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. The solicitation of proxies or votes may be made in person, by telephone, and by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for these solicitation activities. In addition, we may reimburse brokerages and other entities that represent beneficial owners for their expenses in forwarding solicitation materials to beneficial owners.
Q:    How can I nominate a director or propose an action for next year’s annual meeting?
A:    For stockholders to vote on a stockholder nomination or proposal, there are three key elements. First, the stockholder must be a stockholder of record as of (i) the date that the stockholder gives notice of his or her nomination or proposal to our Corporate Secretary and (ii) the meeting’s record date. Second, the stockholder must comply with the notice procedures in our bylaws (summarized below). Third, if the stockholder wishes to include his or her nomination or proposal in our proxy materials, there are additional requirements (summarized below).
Q:    What are the notice procedures in the Company’s bylaws for stockholder nominations and proposals?
A:    Under our bylaws, for a stockholder nomination or proposal to be raised and voted on at an annual meeting, notice to our Corporate Secretary must be timely given and in proper written form.
To be timely, a notice must be delivered to, or mailed to and received at, our headquarters between 90 and 120 days (i.e., between February 5, 2019, and March 7, 2019) before the anniversary of the preceding annual meeting (i.e., June 5, 2019), provided that if the upcoming annual meeting is not scheduled within 25 days of that anniversary (i.e., between May 11, 2019, and June 30, 2019), the notice must be received by the Corporate Secretary no later than 10 days after we provide notice of such alternate meeting date.
To be in proper written form, a notice must provide certain information set forth in our bylaws, dated July 24, 2014, which are freely available online at https://www.sec.gov/Archives/edgar/data/1606366/000119312514275282/d714963dex32.htm.
Q:    How can I include a proposal in the Company’s proxy materials?
A:    For a stockholder proposal (other than a director nomination) to be included in a proxy statement such as this one, you must satisfy both substantive and deadline SEC regulations.
For substantive requirements, you must satisfy, and we refer you to, SEC Rule 14a-8 (i.e., 17 C.F.R. section 240.14a-8), a federal securities regulation that addresses when a company must include a stockholder’s proposal in its proxy statement and on its proxy cards.
Regarding deadlines, under SEC regulations, for a stockholder proposal to be included in a proxy statement and form of proxy, it must be received at a company’s headquarters not less than 120 calendar days before the date of the company’s proxy statement released to stockholders in connection with the previous year’s annual meeting (i.e., 120 days before April 25, 2019, or December 26, 2019). However, if the date of our 2019 annual meeting has been changed by more than 30 days from the date of our 2018 annual meeting (i.e., if it is not between May 6, 2019, and July 5, 2019), then the deadline is a reasonable time before we begin to print and send our proxy materials.
Q:    How can I include a nomination in the Company’s proxy materials?
A:    At this time, your ability to do so is substantively limited. For a director nomination to be included in a proxy statement such as this one, our bylaws provide that a stockholder must follow the final rules adopted by the SEC providing for such proxy access. Additionally, a nomination must be delivered to, or mailed to and received at, our headquarters at least 120 days (i.e., December 26, 2018) before the anniversary of the dissemination of materials for the preceding annual meeting (i.e., April 25, 2019), or by such other deadline as may be set forth in the SEC’s final proxy access rules. There are currently no final proxy access rules in place.

Q:    Can I recommend director candidates directly to the Board?
A:    Yes, you may recommend director candidates by writing to the Nominating and Corporate Governance Committee of the Board at the mailing or internet address below. We will consider them subject to Board needs and candidate qualifications. We recommend that you include information relevant for the committee to evaluate your recommendation, including (i) your and your candidate’s names and contact information, (ii) your candidate’s principal occupation or employment, and other biographical information similar to that provided herein for directors and officers, (iii) other information of the sort required to be in a notice of nomination under our bylaws as discussed above, and (iv) a written consent by the candidate to your nomination.
Q:    Can I communicate with the Board?
A:    Yes, any stockholder or other interested party may write to the Board at our address below or online at http://investor.elpolloloco.com/contactboard.cfm. Communications will be handled in accordance with the procedures explained on that website.
Q:    What is your corporate address for notice and Board communication purposes?
El Pollo Loco Holdings, Inc.
Attention: Corporate Secretary
3535 Harbor Boulevard, Suite 100
Costa Mesa, CA 92626
(714) 599-5000
Q:    What should I do if my household receives one copy of proxy material and I need an additional copy?
A:    If one Notice or set of other proxy materials is delivered to two or more stockholders who share an address, we undertake to deliver promptly upon written or oral request a separate copy of such materials to a stockholder at a shared address. Please contact our agent using the information provided on the Notice or us at our offices at the address above if you wish to receive a separate copy of any proxy materials, or if one household that is currently receiving multiple copies wishes to receive only a single copy.

PROPOSAL 1
ELECTION OF DIRECTORS
Our business operates under the direction of our Board, which currently consists of nine directors. Our certificate of incorporation divides our Board into three classes, Classes I, II, and III, with terms expiring in 2018, 2019, 2020, respectively. Our Board has nominated, and stockholders are being asked to re-elect our Class I directors, Bernard Acoca, Michael G. Maselli and Carol (“Lili”) Lynton, for new three-year terms expiring at the 2021 annual meeting. If elected, the nominees will each hold office until a successor is duly elected and qualified or until earlier death, resignation, or removal.
With regard to Bernard Acoca and Lili Lynton, both are nominees standing for their first election by stockholders, and both nominees were recommended by the following category or categories of persons or entities: non-management director.
We did not pay a fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees for the role of director, although we did pay a fee to Korn Ferry to assist in our search for a new Chief Executive Officer.
You may vote “FOR,” or “WITHHOLD” authority to vote for, each nominee. Directors are elected by plurality, without regard for votes withheld and broker non-votes.
The Board recommends that you vote “FOR” the election of each nominee.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF BDO USA, LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018
The audit committee of our Board has appointed BDO USA, LLP, as our independent registered public accounting firm for 2018. They have served in this capacity since 2011.
We ask that you ratify this appointment. SEC and NASDAQ regulations require our audit committee to engage, retain, and supervise our auditor. However, we think that auditor selection is important to stockholders, and, as a matter of good corporate governance, we seek stockholder input.
We expect that auditor representatives will be present at the meeting, that they will have the opportunity to make a statement if they so desire, and that they will be available to respond to appropriate questions.
Pursuant to our audit committee’s charter, our audit committee is responsible for overseeing our accounting and financial reporting processes, and for overseeing our audits. The audit committee is responsible for appointing, retaining, determining the compensation of, evaluating, and terminating our independent auditors. The committee is also responsible for establishing and maintaining guidelines for the retention of our independent auditors for any non-audit services and for the fees for those services, and for determining procedures to approve audit and non-audit services in advance. The committee is further responsible for pre-approving any audit or non-audit services provided to us by our independent auditors, all as required by applicable laws and listing standards.
The audit committee has pre-approved all audit and permitted non-audit services provided by BDO USA, LLP.
The following sets forth fees billed by BDO USA, LLP, for the audit of our annual financial statements and other services rendered:

($)	Fiscal 2017	Fiscal 2016
Audit Fees (1)	425,834	381,611
Audit-Related Fees (2)	13,208	15,008
Total	439,042	396,619

(1)
Audits of our annual financial statements, reviews of quarterly financial statements, and services that are normally provided by independent accountants in connection with statutory and regulatory filings or engagements, including reviews of SEC filings and our Franchise Disclosure Document.

(2)	Audit-related fees consist of the audit of our 401(k) plan.
You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting when voting on the ratification of the appointment of BDO USA, LLP, as our independent registered public accounting firm for 2018. This proposal shall be approved if it receives the affirmative vote of a majority of the total number of votes of our capital stock represented at the meeting and entitled to vote thereon.
The Board recommends that you vote “FOR” the ratification of the appointment of BDO USA, LLP, as our independent registered public accounting firm for 2018.

PROPOSAL 3

APPROVAL OF THE 2018 OMNIBUS EQUITY INCENTIVE PLAN

Introduction

On April 21, 2018, our board of directors adopted our 2018 Omnibus Equity Incentive Plan (the “2018 Plan”). The 2018 Plan will become effective, if at all, on the date that it is approved by the Company’s stockholders (the “Effective Date”).

We currently maintain the 2014 Omnibus Equity Incentive Plan (the “Prior Plan”). However, following the Effective Date, no further awards may be issued under the Prior Plan, but all awards under the Prior Plan that are outstanding as of the Effective Date will continue to be governed by the terms, conditions and procedures set forth in the Prior Plan and any applicable award agreement.

Under the 2018 Plan, 1,250,000 shares of Company common stock are initially available for grant.

Our Compensation Committee may grant restricted stock, incentive stock options, non-qualified stock options and stock appreciation rights to participants to acquire shares of Company common stock under the 2018 Plan. The closing price per-share of Company common stock on April 23, 2018 was $9.70. The following table sets forth, as of April 23, 2018, the approximate number of each class of participants eligible to participate in the 2018 Plan and the basis of such participation.

Class and Basis of Participation	Approximate Number of Class
Employees	5,520
Directors	9(1)
Independent Contractors	5
Consultants	3

(1) One of the nine directors is an employee of the Company.

Rationale for Adoption of the 2018 Plan

Grants of options, restricted shares, restricted stock units and other share-based awards to our employees, directors, independent contractors and consultants are an important part of our long-term incentive compensation program, which we use in order to strengthen the commitment of such individuals to us, motivate them to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated individuals whose efforts are expected to result in our long-term growth and profitability.

The Compensation Committee, as administrators of the Prior Plan, engaged its independent compensation consultant to perform an analysis of market and industry data, reasonable dilution guidelines used by proxy advisors and institutional shareholders, planned usage, our existing plan and outstanding awards to provide guidance on a prudent approach to the 2018 Plan and an appropriate share authorization request. The Compensation Committee then convened, along with its independent compensation consultant and its legal advisor, to discuss the recommendations and determine plan cost, plan features and grant practices, and ultimately the appropriate share authorization request.

Vote Required

You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting when voting on the approval of the 2018 Plan. The 2018 Plan shall be approved if it receives the affirmative vote of a majority of the total number of votes of our capital stock represented at the annual meeting and entitled to vote thereon. Proxies solicited by the Board will be voted “FOR” the 2018 Plan unless stockholders specify a contrary vote.

The Board recommends that you vote “FOR” the approval of the 2018 Plan.

Dilution, Shares Available and Historical Share Usage

Dilution. Subject to shareholder approval of the 2018 Plan, 1,250,000 shares of Company common stock will be reserved for issuance under the 2018 Plan as of April 21, 2018, which represents approximately 3.2% of our issued and outstanding shares, not including outstanding awards under the Prior Plan. The Board believes that this number of shares constitutes reasonable potential equity dilution and provides a significant incentive for employees to increase the value of the Company for all shareholders. The closing trading price of each share of Company common stock as of the record date was $9.55.

As of the record date, we had: (i) 38,636,038 shares of Company common stock outstanding; (ii) 2,158,161 stock options outstanding (vested and unvested), with a weighted average exercise price of $7.32 per share; and (iii) 168,288 shares of unvested restricted stock outstanding. The new shares available under the 2018 Plan would represent an additional potential equity dilution of approximately 3.2%, which does not include outstanding awards under the Prior Plan. Including the proposed additional shares under the 2018 Plan, the potential equity dilution from all equity incentive awards outstanding and available for grant under all of our equity plans would result in a maximum potential equity dilution of approximately 10.1%.

Shares Available; Certain Limitations. The maximum number of shares of common stock reserved and available for issuance under the 2018 Plan will be equal to the sum of (i) 1,250,000 shares of common stock and (ii) the number of shares of common stock reserved, but unissued under the Prior Plan, provided that shares of common stock issued under the 2018 Plan with respect to an Exempt Award will not count against the share limit. We use the term “Exempt Award” to mean (i) an award granted in the assumption of, or in substitution for, outstanding awards previously granted by another business entity acquired by us or any of our subsidiaries or with which we or any of our subsidiaries merges, (ii) an “employment inducement” award as described in the applicable stock exchange listing manual or (iii) an award that a participant purchases at fair market value.

New shares reserved for issuance under the 2018 Plan may be authorized but unissued shares or shares that will have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an award are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares to the participant, the shares of Company common stock with respect to such award will, to the extent of any such forfeiture, cancellation, exchange, surrender, withholding, termination or expiration, again be available for awards under the Plan except that any shares of Company common stock surrendered or withheld as payment of either the exercise price of an award and/or withholding taxes in respect of an award will not again be available for awards under the Plan.

As exhibited by the Company's responsible use of equity over the past several years and good corporate governance practices associated with equity and executive compensation practices in general, the stock reserved under the 2018 Plan will provide the Company with the platform needed for continued Company growth, while managing program costs and share utilization levels within acceptable industry standards.

Share Usage. In determining the requested number of shares reserved for issuance under the 2018 Plan, we evaluated the dilution and historic share usage, burn rate and the existing terms of outstanding awards under the Prior Plan. The annual share usage under our equity plans for the last three fiscal years was as follows:

		Fiscal Year 2017	Fiscal Year 2016	Fiscal Year 2015	Average
A	Total Shares Granted During Fiscal Year(1)	316,328	376,312	7,908	233,516
B	Basic Weighted Average Common Stock Outstanding	38,453,347	38,357,805	37,949,316	38,253,489
C	Burn Rate (A/B)	0.82%	0.98%	0.02%	0.61%

(1) Includes the number of options and full value awards (restricted shares) granted for such year.

Description of 2018 Plan

The following is a summary of the material features of the 2018 Plan. This summary is qualified in its entirety by the full text of the 2018 Plan, a copy of which is attached to this Proxy Statement as Appendix A.

Types of Awards. The 2018 Plan provides for the issuance of options, share appreciation rights (“SARs”), restricted shares, restricted stock units (“RSUs”), other share-based awards and cash awards to our officers, employees, directors, independent contractors and consultants.

Shares of common stock subject to an award under the 2018 Plan that remain unissued upon the cancellation or termination of the award will again become available for grant under the 2018 Plan. However, shares of common stock that are surrendered by a participant or withheld as payment of the exercise price in connection with any award under the 2018 Plan, as well as any shares of common stock exchanged by a participant or withheld to satisfy tax withholding obligations related to any award, will not be available for subsequent awards under the 2018 Plan. If an award is denominated in shares, but settled in cash, the number of shares of common stock previously subject to the award will again be available for grants under the 2018 Plan. If an award can only be settled in cash, it will not be counted against the total number of shares of common stock available for grant under the 2018 Plan. However, upon the exercise of any award granted in tandem with any other awards, such related awards will be cancelled as to the number of shares as to which the award is exercised and such number of shares will no longer be available for grant under the 2018 Plan.

No non-employee director of the Company will be granted awards during any calendar year that, when aggregated with such non-employee director’s cash fees for that calendar year, exceed $500,000 in total value, with cash-based awards and cash fees measured for this purpose at their value upon payment and any equity-based awards measured for this purpose at their grant date fair value as determined for the Company’s financial reporting purposes. In addition, any awards granted under the 2018 Plan (other than awards representing a maximum of 5% of the shares reserved for issuance under the 2018 Plan) will be granted subject to a minimum vesting period of at least 12 months, subject to acceleration in connection with a change in control, as discussed below.

Administration. The 2018 Plan will be administered by our board of directors, or if our board of directors does not administer the 2018 Plan, a committee of our board of directors that complies with the applicable requirements of Section 16 of the Exchange Act and any other applicable legal or stock exchange listing requirements (each of our board of directors or such committee, the “plan administrator”). The plan administrator may interpret the 2018 Plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the 2018 Plan, provided that, subject to the equitable adjustment provisions described below, the plan administrator will not have the authority to reprice or cancel and re-grant any award at a lower exercise, base or purchase price or cancel any award with an exercise, base or purchase price in exchange for cash, property or other awards without first obtaining the approval of our stockholders.

The 2018 Plan permits the plan administrator to select the eligible recipients who will receive awards, to determine the terms and conditions of those awards, including but not limited to the exercise price or other purchase price of an award, the number of shares of common stock or cash or other property subject to an award, the term of an award and the vesting schedule applicable to an award, and to amend the terms and conditions of outstanding awards.

Restricted Shares and RSUs. Restricted shares and RSUs may be granted under the 2018 Plan. The plan administrator will determine the purchase price, vesting schedule and performance goals, if any, applicable to the grant of restricted shares. Unless otherwise determined by the plan administrator, if the restrictions, performance goals or other conditions determined by the plan administrator are not satisfied, the restricted shares and RSUs will be forfeited. Subject to the provisions of the 2018 Plan and the applicable individual award agreement, the plan administrator has the sole discretion to provide for the lapse of restrictions in installments or the acceleration or waiver of restrictions (in whole or part) under certain circumstances, including the attainment of certain performance goals, a participant’s termination of employment or service or a participant’s death or disability. The rights of restricted share and RSU holders upon a termination of employment or service will be set forth in individual award agreements.

Unless the applicable award agreement provides otherwise, participants with restricted shares will generally have all of the rights of a stockholder during the restricted period, including the right to receive dividends declared with respect to such shares; provided, however, that dividends declared during the restricted period with respect to an award will only become payable if (and to the extent) that the underlying restricted shares vest. During the restricted period, participants with RSUs will generally not have any rights of a stockholder, but will be credited with dividend equivalent rights, unless the applicable individual award agreement provides otherwise.

Options. We may issue non-qualified stock options and “incentive stock options” (“ISOs”) (within the meaning of Section 422 of the Code) under the 2018 Plan. The terms and conditions of any options granted to a participant will be set forth in an award agreement and, subject to the provisions in the 2018 Plan, will be determined by the plan administrator. The exercise price of any option granted under our 2018 Plan must be at least equal to the fair market value of our common stock on the date the option is granted (110% of fair market value in the case of ISOs granted to ten percent stockholders). The maximum term of an option granted under our 2018 Plan is ten years. The amount of incentive stock options that become exercisable for the first time in a particular year cannot exceed a value of $100,000 per participant, determined using the fair market value of the shares on the date of grant.

Subject to our 2018 Plan, the plan administrator will determine the vesting and other terms and conditions of options granted under our 2018 Plan and the plan administrator will have the authority to accelerate the vesting of any option in its sole discretion. Treatment of an option upon termination of employment of a participant will be provided for by the plan administrator in the applicable award agreement.

Share Appreciation Rights. SARs may be granted under the 2018 Plan either alone or in conjunction with all or part of any option granted under the 2018 Plan. A free-standing SAR granted under the 2018 Plan entitles its holder to receive, at the time of exercise, an amount per share up to the excess of the fair market value (at the date of exercise) of a share of common stock over the exercise price of the free-standing SAR multiplied by the number of shares in respect of which the SAR is being exercised. An SAR granted in conjunction with all or part of an option under the 2018 Plan entitles its holder to receive, at the time of exercise of the SAR and surrender of the related option, an amount per share up to the excess of the fair market value (at the date of exercise) of a share of common stock over the exercise price of the related option multiplied by the number of shares in respect of which the SAR is being exercised. Each SAR will be granted with an exercise price that is not less than 100% of the fair market value of the related shares of common stock on the date of grant. Treatment of a SAR upon termination of employment of a participant will be provided for by the plan administrator in the applicable award agreement. The maximum term of all SARs granted under the 2018 Plan will be determined by the plan administrator, but may not exceed ten years. The plan administrator may determine to settle the exercise of an SAR in shares of common stock, cash, or any combination thereof.

Each free-standing SAR will vest and become exercisable (including in the event of the SAR holder’s termination of employment or service) at such time and subject to such terms and conditions as determined by the plan administrator in the applicable individual free-standing SAR agreement. SARs granted in conjunction with all or part of an option will be exercisable at such times and subject to all of the terms and conditions applicable to the related option.

Other Share-Based Awards. Other share-based awards, valued in whole or in part by reference to, or otherwise based on, shares of common stock (including dividend equivalents) may be granted under the 2018 Plan. The plan administrator will determine the terms and conditions of such other share-based awards, including the number of shares of common stock to be granted pursuant to such other share-based awards, the manner in which such other share-based awards will be settled (e.g., in shares of common stock, cash or other property), and the conditions to the vesting and payment of such other share-based awards (including the achievement of performance goals). The rights of participants granted other share-based awards upon the termination of employment with or service to us will be set forth in the award agreement. Any dividend or dividend-equivalent award issued under the 2018 Plan will be subject to the same restrictions and conditions as apply to the underlying award.

Cash Awards. Bonuses that are payable solely in cash may also be granted under the 2018 Plan, and may be granted contingent upon the achievement of performance goals. The rights of participants granted cash awards upon the termination of employment with or service to us will be set forth in the applicable award agreement.

Equitable Adjustments. In the event of a merger, amalgamation, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase, reorganization, special or extraordinary dividend or other extraordinary distribution (whether in the form of common shares, cash or other property), combination, exchange of shares, or other change in corporate structure affecting our common stock, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and kind of securities reserved for issuance under the 2018 Plan, (ii) the kind and number of securities subject to, and the exercise price of, any outstanding options and SARs granted under the 2018 Plan, (iii) the kind, number and purchase price of shares of common stock, or the amount of cash or amount or type of property, subject to outstanding restricted shares, RSUs and other share-based awards granted under the 2018 Plan and (iv) the terms and conditions of any outstanding awards (including any applicable performance targets). Equitable substitutions or adjustments other than those listed above may also be made as determined by the plan administrator. In addition, the plan administrator may terminate all outstanding awards for the payment of cash or in-kind consideration having an aggregate fair market value equal to the excess of the fair market value of the shares of common stock, cash or other property covered by such awards over the aggregate exercise price, if any, of such awards, but if the exercise price of any outstanding award is equal to or greater than the fair market value of the shares of common stock, cash or other property covered by such award, our board of directors may cancel the award without the payment of any consideration to the participant. With respect to awards subject to foreign laws, adjustments will be made in compliance with applicable requirements. Except to the extent determined by the plan administrator, adjustments to incentive stock options will be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code.

Change in Control and Qualifying Termination. Unless otherwise determined by the plan administrator and evidenced in an award agreement, in the event that (i) a “change in control” (as defined below) occurs and (ii) a participant’s employment or service is terminated by us or any of our successors or affiliates without cause or by the participant for good reason (if applicable) within 12 months following the change in control, then (a) any unvested or unexercisable portion of any award carrying a right to exercise will become fully vested and exercisable, and (b) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any award will lapse and such unvested awards will be deemed fully vested and any performance conditions imposed with respect to such awards will be deemed to be fully achieved at target performance levels.

Definition of Change in Control. For purposes of the 2018 Plan, a “change in control” will mean, in summary, the first to occur of the following events: (i) a person or entity becomes the beneficial owner of more than 50% of our voting power; (ii) an unapproved change in the majority membership of our board of directors; (iii) a merger or consolidation of us or any of our subsidiaries, other than (A) a merger or consolidation that results in our voting securities continuing to represent 50% or more of the combined voting power of the surviving entity or its parent and our board of directors immediately prior to the merger or consolidation continuing to represent at least a majority of the board of directors of the surviving entity or its parent or (B) a merger or consolidation effected to implement a recapitalization in which no person is or becomes the owner of our voting securities representing more than 50% of our combined voting power; or (iv) stockholder approval of a plan of complete liquidation or dissolution of us or the consummation of an agreement for the sale or disposition of substantially all of our assets, other than a sale or disposition to an entity, more than 50% of the combined voting power of which is owned by our stockholders in substantially the same proportions as their ownership of us immediately prior to such sale or a sale or disposition to an entity controlled by our board of directors. However, a change in control will not be deemed to have occurred as a result of any transaction or series of integrated transactions following which our stockholders, immediately prior thereto, hold immediately afterward the same proportionate equity interests in the entity that owns all or substantially all of our assets.

Tax Withholding. Each participant will be required to make arrangements satisfactory to the plan administrator regarding payment of up to the maximum statutory tax rates in the participant’s applicable jurisdiction with respect to any award granted under the 2018 Plan, as determined by the Company. We have the right, to the extent permitted by applicable law, to deduct any such taxes from any payment of any kind otherwise due to the participant. With the approval of the plan administrator, the participant may satisfy the foregoing requirement by either electing to have us withhold from delivery of shares of common stock, cash or other property, as applicable, or by delivering already owned unrestricted shares of common stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations. We may also use any other method of obtaining the necessary payment or proceeds, as permitted by applicable law, to satisfy our withholding obligation with respect to any award.

Amendment and Termination of the 2018 Plan. The 2018 Plan provides our board of directors with authority to amend, alter or terminate the 2018 Plan, but no such action may impair the rights of any participant with respect to outstanding awards without the participant’s consent. The plan administrator may amend an award, prospectively or retroactively, but no such amendment may materially impair the rights of any participant without the participant’s consent. Stockholder approval of any such action will be obtained if required to comply with applicable law.

2018 Plan Term. The 2018 Plan will terminate on the tenth anniversary of the Effective Date (although awards granted before that time will remain outstanding in accordance with their terms).

Clawback. If the Company is required to prepare a financial restatement due to the material non-compliance with any financial reporting requirement, then the plan administrator may require any Section 16 officer to repay or forfeit to the Company that part of the cash or equity incentive compensation received by that Section 16 officer during the preceding three years that the plan administrator determines was in excess of the amount that such Section 16 officer would have received had such cash or equity incentive compensation been calculated based on the financial results reported in the restated financial statement. The plan administrator may take into account any factors it deems reasonable in determining whether to seek recoupment of previously paid cash or equity incentive compensation and how much of such compensation to recoup from each Section 16 officer (which need not be the same amount or proportion for each Section 16 officer).

Indemnification. To the extent allowable pursuant to applicable law, each member of our board of directors and the plan administrator and any officer or other employee to whom authority to administer any component of the 2018 Plan is delegated shall be indemnified and held harmless by the Company from any loss or expense that may be reasonably incurred by such member in connection with any claim, action or proceeding in which he or she may be involved by reason of any action or failure to act pursuant to the 2018 Plan and against all amounts paid by him or her in satisfaction of judgment in such claim, action or proceeding against him or her, provided, however, that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.

US Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of awards under the 2018 Plan. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change.

Non-Qualified Stock Options. A participant who has been granted a non-qualified stock option will not recognize taxable income upon the grant of a non-qualified stock option. Rather, at the time of exercise of such non-qualified stock option, the participant will recognize ordinary income for income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the exercise price. We generally will be entitled to a tax deduction at such time and in the same amount that the participant recognizes ordinary income. If shares acquired upon exercise of a non-qualified stock option are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Incentive Stock Options. In general, no taxable income is realized by a participant upon the grant of an ISO. If shares of common stock are purchased by a participant, or option shares, pursuant to the exercise of an ISO granted under the 2018 Plan and the participant does not dispose of the option shares within the two-year period after the date of grant or within one year after the receipt of such option shares by the participant, such disposition a disqualifying disposition, then, generally (1) the participant will not realize ordinary income upon exercise and (2) upon sale of such option shares, any amount realized in excess of the exercise price paid for the option shares will be taxed to such participant as capital gain (or loss). The amount by which the fair market value of the common stock on the exercise date of an ISO exceeds the purchase price generally will constitute an item which increases the participant’s “alternative minimum taxable income.” If option shares acquired upon the exercise of an ISO are disposed of in a disqualifying disposition, the participant generally would include in ordinary income in the year of disposition an amount equal to the excess of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on the disposition of the option shares), over the exercise price paid for the option shares. Subject to certain exceptions, an option generally will not be treated as an ISO if it is exercised more than three months following termination of employment. If an ISO is exercised at a time when it no longer qualifies as an ISO, such option will be treated as a nonqualified stock option as discussed above. In general, we will receive an income tax deduction at the same time and in the same amount as the participant recognizes ordinary income.

Share Appreciation Rights. A participant who is granted an SAR generally will not recognize ordinary income upon receipt of the SAR. Rather, at the time of exercise of such SAR, the participant will recognize ordinary income for income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares received. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the participant recognizes as ordinary income. The participant’s tax basis in any common shares received upon exercise of an SAR will be the fair market value of the shares of common stock on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Restricted Shares. A participant generally will not be taxed upon the grant of restricted shares, but rather will recognize ordinary income in an amount equal to the fair market value of the shares at the earlier of the time the shares become transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of the Code). We generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares will equal their fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares before the restrictions lapse will be taxable to the participant as additional compensation and not as dividend income, unless the individual has made an election under Section 83(b) of the Code. Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares are subject to restrictions or transfer and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the shares equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. We generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.

RSUs. In general, the grant of RSUs will not result in income for the participant or in a tax deduction for us. Upon the settlement of such an award in cash or shares, the participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction at the same time and in the same amount.

Other Awards. With respect to other awards granted under the 2018 Plan, including other share-based award and cash awards, generally when the participant receives payment with respect to an award, the amount of cash and/or the fair market value of any common shares or other property received will be ordinary income to the participant, and we generally will be entitled to a tax deduction at the same time and in the same amount.

New Plan Benefits

Future grants under the 2018 Plan will be made at the discretion of the plan administrator and, accordingly, are not yet determinable. In addition, benefits under the 2018 Plan will depend on a number of factors, including the fair market value of our common stock on future dates and the exercise decisions made by participants. Consequently, at this time, it is not possible to determine the future benefits that might be received by participants receiving discretionary grants under the 2018 Plan. The following table reflects awards made under the Prior Plan in 2017, which is the awards that would have been made in 2017 under the 2018 Plan if the 2018 Plan had been in effect.

NEW PLAN BENEFITS
2014 Omnibus Equity Incentive Plan
Name and Position	Dollar Value ($)	Number of Units
Stephen J. Sather (1)	—	—
Laurance Roberts	379,323	47,408
Edward Valle	379,323	47,408
Current Executive Officers as a Group	1,308,697	163,560
Current Non-Employee Directors as a Group(2)	255,963	16,932
All Employees as a Group	1,527,818	135,836

(1) Mr. Sather did not receive an equity grant in 2017 due to his pending retirement. His successor, Mr. Acoca, also will not receive a grant in 2018 under the 2018 Plan, as his sign-on grant will be granted outside of the 2018 Plan.
(2) Messrs. Ammerman, Babb, Kehler and Maselli did not receive equity grants in 2017. Messrs. Babb, Kehler and Maselli will all receive equity grants as part of their compensation in 2018.

Audit Committee Report
The audit committee has reviewed and discussed our fiscal 2017 audited financial statements with management.
The audit committee has discussed with our independent auditors the matters required to be discussed by Auditing Standard No. 1301: Communications with Audit Committees, issued by the Public Company Accounting Oversight Board.
The audit committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.
Based on these reviews and discussions, the audit committee recommended to the Board that our audited financial statements be included in our annual report on Form 10-K for 2017 for filing with the SEC.
Respectfully submitted,
Samuel N. Borgese
Mark Buller
William R. Floyd

NOTE: THE LISTED DIRECTORS WERE THE MEMBERS OF THE AUDIT COMMITTEE WHEN THE
FISCAL 2017 AUDITED FINANCIAL STATEMENTS WERE APPROVED.

DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth the name, age, and position of individuals who currently serve as our directors and executive officers.

Name	Age	Position
Bernard Acoca	48	Director, President, and Chief Executive Officer
Laurance Roberts	58	Chief Financial Officer
Edward Valle	57	Chief Marketing Officer
Gustavo (“Gus”) Siade	56	Senior Vice President, Operations
Michael G. Maselli	58	Chairman and Director
Dean C. Kehler	61	Director
John M. Roth	59	Director
Samuel N. Borgese	69	Director
Mark Buller	53	Director
William R. Floyd	73	Director
Carol (“Lili”) Lynton	56	Director
Douglas J. Babb	66	Director

Bernard Acoca has been a director and our Chief Executive Officer and President since March 2018. Before joining the Company, Mr. Acoca spent 7 years at Starbucks Corporation (“Starbucks”) in various capacities as a member of its executive team, most recently as President of Teavana, Starbucks’ tea division since 2015. Prior to that, he served as Vice President, Marketing and Promotions, Americas from 2010-2012 and as Senior Vice President, Marketing and Category, Americas from 2012-2014. From 2014-2015, Mr. Acoca served as Chief Marketing Officer for the Americas of L’Oréal S.A. Prior to Starbucks, Mr. Acoca was employed by YUM! Brands, Inc., where he held various marketing positions from 2002 to 2010. Mr. Acoca holds a Bachelor of Arts degree from Emory University in Atlanta, Georgia.
Laurance Roberts has been our Chief Financial Officer and Treasurer since July 2013. From 2008 to 2012, he was Chief Operating Officer for KFC, a major fried chicken restaurant chain and a division of Yum! Brands. In 2008, he was also General Manager for KFC Restaurant Operating Company. Before that, he spent three years as Chief Financial Officer of KFC, and three years as Chief Financial Officer of Yum! Brands’ Pizza Hut joint venture in the United Kingdom. Mr. Roberts holds an MBA from the University of Michigan and a bachelor’s degree in economics from Bucknell University.
Edward Valle has been our Chief Marketing Officer since October 2011. From 2009 to 2010, he was Chief Marketing Strategist for Choice Hotels International, responsible for brand strategy, advertising, marketing, media, promotional, and loyalty initiatives. From 2005 to 2009, he was Vice President of Marketing at the Panera Bread Company. Before that, he held marketing leadership positions at Dunkin’ Donuts, Subway Restaurants, and Diageo. Mr. Valle holds an MBA from Fordham University and a bachelor’s degree in operations and logistics management from Michigan State University.
Gustavo (“Gus”) Siade has been our Senior Vice President, Operations, since May 2017. Prior to that, Mr. Siade served as our VP, Operations from May 2016. From 2013 to May 2016, Mr. Siade was our VP, Company Operations. From 2005 to 2013, he was a Director of Operations for us. From 1998 to 2005, he was an Area Leader for us. Mr. Siade holds a bachelor’s degree from the Monterrey Institute of Technology, where he majored in Civil Engineering.
Michael G. Maselli has been Chairman of our Board since 2011. Mr. Maselli is a managing director of Trimaran Fund Management, L.L.C. Before joining Trimaran in February 2003, Mr. Maselli worked in the Corporate and Leverage Finance Groups of Canadian Imperial Bank of Commerce ("CIBC") World Markets. Prior to joining CIBC in 1997, Mr. Maselli served as a Managing Director in Bear Stearns’ corporate finance group and, prior to that, as a Vice President at Kidder Peabody & Co. Incorporated. Mr. Maselli currently serves on the board of ChanceLight, Inc. (f/k/a Educational Services of America, Inc.). From 2013 to 2015, he served on the board of directors of Norcraft Companies, Inc., and also served on the board of managers of its predecessor company beginning in 2003. Additionally, Mr. Maselli served on the board of directors of Standard Steel, LLC, and was director as well as Chairman of the Board of CB Holding Corp. Mr. Maselli received an MBA with distinction from The A.B. Freeman School at Tulane University and a bachelor’s degree in economics from the University of Colorado. With his extensive background in banking, finance, and private equity, his supervisory and investment experience in a variety of industries, and his knowledge of us and our affiliates, Mr. Maselli is well-qualified to serve as our Chairman.
Dean C. Kehler has been a director since 2005. In 2000, he co-founded Trimaran, one of our principal investors, where he is a Managing Partner. From 1995 to 2000, Mr. Kehler held senior positions at CIBC, including Vice Chairman of CIBC World Markets Corp. Mr. Kehler has served on the board of directors of KCAP Financial, Inc., since February 2012. He holds a bachelor’s degree from the Wharton School of the University of Pennsylvania. Because of his strong background in banking and finance, his many years of experience overseeing this and other corporations, and his knowledge of management and strategy, Mr. Kehler is well-qualified to serve on our Board.
John M. Roth has been a director since 2007. He has been with Freeman Spogli, one of our principal investors, since 1988, and has been a General Partner there since 1993, where he now serves as Chief Executive Officer. From 1984 to 1988, Mr. Roth was employed by Kidder, Peabody& Co. Incorporated in the Mergers and Acquisitions Group. Mr. Roth received an MBA and a bachelor’s degree from the Wharton School of the University of Pennsylvania. Mr. Roth has served on the board of directors of Floor & Decor Holdings, Inc., since 2010. From 2005 to April 10, 2017, he served on the board of directors of hhgregg, Inc. With his extensive experience as a board member of numerous retail and consumer businesses and his experience and insights into strategic expansion opportunities, capital markets, and capitalization strategies, Mr. Roth is well-qualified to serve on our Board.
Samuel N. Borgese has been a director since 2011, and served as Chairman of our Board in 2011, while he also served as our Executive Chairman. Since 2017, Mr. Borgese has been President, Chief Executive Officer, and Director of Shari's Management Corporation and Shari's Restaurant Group, a multi location family dining company. From 2011 to 2017, Mr. Borgese was Managing Partner of Aceneca, LLC, a restaurant investment and restaurant brand operating holding company. From October 2014 to August 2016, he was President and Chief Executive Officer, and a member of the board of directors, of LRI Holdings, Inc., and its affiliates Logan’s Roadhouse, Inc., and Roadhouse Holding Inc., collectively known as Logan’s Roadhouse, a casual dining steakhouse chain. In August 2016, the Logan’s Roadhouse entities and various of their affiliates filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code. Mr. Borgese left Logan’s Roadhouse in August 2016 following the declaration of bankruptcy. From 2011 to 2014, he was Chief Executive Officer of Max Brenner International, a chocolatier. From 2008 to 2011, he was first Interim President and Chief Executive Officer and then permanent President and Chief Executive Officer of CB Holding Corp., the parent of Charlie Brown’s Steakhouse and other chains, which was owned by Trimaran, one of our principal investors. From 2003 to 2008, he was employed by Catalina Restaurant Group, first as Chief Development Officer and later as President and Chief Executive Officer. Before that, Mr. Borgese was Chief Executive Officer of an enterprise software company that supported 300 restaurant, retail, and hospitality businesses in the lifecycle management of their real estate assets. Mr. Borgese holds a Certificate of Director Education from the National Association of Corporate Directors. With more than 30 years of senior executive and other leadership positions with public and private companies in the restaurant, retail, and hospitality sectors, Mr. Borgese is well-qualified to serve on our Board.

Mark Buller has been a director since 2015. From 2013 to 2015, Mr. Buller was the Chairman and Chief Executive Officer of Norcraft Companies, Inc., a leading manufacturer of kitchen and bathroom cabinetry in the United States and Canada. Beginning in 2003, Mr. Buller was the Chief Executive Officer of the predecessor of Norcraft Companies, Inc., Norcraft Companies, L.P., as well as a member of the board of managers for that entity’s general partner, Norcraft GP, L.L.C. Mr. Buller’s executive experience in the home furnishings industry is longstanding. From 1988 to 1996, Mr. Buller served in various management positions at Kitchen Craft Cabinets, a Canadian cabinetry maker. From 1996 to 1999, he served as President of Kitchen Craft. Following the acquisition of Kitchen Craft by Omega Cabinets, Ltd., he continued in that position from 1999 to 2000. In 2000, Mr. Buller was appointed Chief Executive Officer of Omega. He remained in that position until 2002, leaving Omega after it was sold to Fortune Brands, Inc. In sum, Mr. Buller has over 26 years in the home furnishings industry, and spent 18 years as a chief executive officer or division president. Mr. Buller is well-qualified to serve on our Board on account of his extensive leadership, executive, managerial, and business experience, particularly in the salient areas of supply chain logistics, product design, brand management, and consumer trends.
William R. Floyd has been a director since 2016. From 2009 to 2012, he was Chairman of the Board of Buffet Holdings, Inc., which through its subsidiaries owns and operates a chain of restaurants in the United States. Before his retirement as an executive, from 2007 to 2008, he was Chairman and Chief Executive Officer of Physiotherapy Associates, a leading provider of outpatient physical rehabilitation services. From 2006 to 2007, he was Chairman and Chief Executive Officer of Benchmark Medical, Inc., a predecessor to Physiotherapy Associates. From 2001 to 2006, he was Chairman and Chief Executive Officer of Beverly Enterprises, Inc., a leading provider of eldercare services. From 2000 to 2001, he was President and Chief Operating Officer of Beverly Enterprises, Inc. From 1996 to 1998, he was President and Chief Executive Officer of Choice Hotels International. From 1989 to 1996, he served in various executive positions within PepsiCo Inc.’s restaurant group, including, from 1995 to 1996, as Chief Operating Officer of Taco Bell Corp., and, from 1994 to 1995, as Chief Operating Officer of Kentucky Fried Chicken. Since 2012, Mr. Floyd has been a director of Korn/Ferry International (NYSE: KFY), a major executive recruiting firm and talent consultancy. In addition, Mr. Floyd currently serves as a board member of Muzinich Capital LLC, a broker–dealer affiliated with Muzinich & Co., Inc., a global institutional asset manager specializing in corporate credit (since 2016), and as a board member of Pivot Physical Therapy, a regional outpatient physical therapy provider (since 2012). Since October 2017, Mr. Floyd has served as Chairman of Busaba Restaurants, a U.K. based Thai restaurant concept for which Muzinich is the principal debt holder. Mr. Floyd holds a bachelor’s degree from the University of Pennsylvania, and an MBA from the Wharton School of the University of Pennsylvania, where, since 2006, he has served as a member of the Board of Overseers of the University of Pennsylvania School of Nursing. Because of his 30-plus years of experience in marketing, management, and operations, as a director, executive, and senior manager in the service industry, with a particular focus on food service, Mr. Floyd is well-qualified to serve on our Board.
Carol (“Lili”) Lynton has been a director since 2016. Since 1992, Ms. Lynton has been an operating partner for The Dinex Group, which operates Daniel Boulud branded restaurants, and which she co-founded. Additionally, since 2012, Ms. Lynton has been a director and executive officer for PR NYC, LLC, a restaurant owner and operator based in New York City. Furthermore, since 1987, Ms. Lynton has served as the chief investment officer of HD American Trust, a family investment office. In 1990, Ms. Lynton co-founded Telebank, an internet banking pioneer sold to E*Trade in 1999. From 1987 to 1990, Ms. Lynton was an investment analyst at Sanford C. Bernstein. From 1983 to 1985, Ms. Lynton was an M&A analyst at Lehman Brothers. Ms. Lynton is an advisory board member for The Hamilton Project; a member of the boards of trustees for East Harlem Scholars Academy, East Harlem Scholars Academy II, and East Harlem Tutorial Program; a board member for The Bronx Defenders; and a board member for the New York City Hospitality Alliance. From 2009 to 2011, Ms. Lynton was a senior vice president with the New York City Investment Fund. Ms. Lynton holds a bachelor’s degree from Harvard College and an MBA from Harvard Business School. Ms. Lynton is well-qualified to serve on our Board on account of her extensive experience as a restaurant industry executive and investor.
Douglas J. Babb has been a director since 2018. From 2007 to 2014, he was Chief Executive Officer of Cooper Clinic, P.A., one of the largest multi-specialty, physician-owned clinics in the Arkansas region. Since his retirement as CEO, he has served as an advisor to the board of Cooper. Additionally, from 2010-2014, he served as an Adjunct Instructor for the College of Business at the University of Arkansas - Fort Smith. From 2015-2017, he served as Managing Director for Babb Strategic Services, L.L.P., ("Babb Strategic") a consulting and strategic planning services company that he formed in 2006. Prior to forming Babb Strategic, he served as Executive Vice President - Chief Administrative and Legal Officer, and Secretary of Beverly Enterprises, Inc., a leading provider of healthcare services to the elderly in the United States, from 2000-2006. Prior to that he served in various roles at Burlington Northern, Inc., a diversified transportation company and Burlington Northern Santa Fe Corporation, from 1978-1999 and as Staff Counsel for the South Carolina Attorney General’s Office from 1977-1978. Mr. Babb holds a bachelor’s degree from Minnesota State University and a J.D. from University of South Carolina. Mr. Babb is well-qualified to serve on our Board on account of his extensive experience, in particular the successful turnaround of Beverly Enterprises.

As stated above, Michael G. Maselli, chairman and director, and Dean C. Kehler and John M. Roth, directors, are a managing director of Trimaran, a managing partner of Trimaran, and a general partner and the CEO of Freeman Spogli, respectively. As described below, our largest stockholder is Trimaran Pollo Partners, L.L.C., and its members include affiliates of Trimaran and Freeman Spogli. Mr. Maselli, Mr. Kehler, and Mr. Roth were selected as directors of the Company pursuant to arrangements among those individuals, the stockholder, and Trimaran and Freeman Spogli, and pursuant to the limited liability company operating agreement of the stockholder, as described below under “LLC Agreement”.

CORPORATE GOVERNANCE
Board Composition and Election of Directors
Our certificate of incorporation provides that the number of directors on our Board is to be fixed exclusively pursuant to Board resolution. The exact size of our Board shall be determined from time to time by the Board.
Our Board is divided into three classes, with each director serving a three-year term and with one class to be elected at each year’s annual meeting of stockholders.
John M. Roth, Samuel N. Borgese, and Mark Buller are Class III directors serving until the 2020 annual meeting. Dean C. Kehler, William R. Floyd, and Douglas J. Babb are Class II directors serving until the 2019 annual meeting. Bernard Acoca, Michael G. Maselli, and Carol (“Lili”) Lynton are Class I directors serving until the 2018 annual meeting and standing to be re-elected until the 2021 annual meeting.
Samuel N. Borgese, Mark Buller, William R. Floyd, Carol (“Lili”) Lynton, John M. Roth and Douglas J. Babb currently qualify as independent directors under NASDAQ rules. Bernard Acoca is our only employee director.
We are a party to a stockholders agreement with Trimaran Pollo Partners, L.L.C. (“LLC”), whose members are investment funds managed by affiliates of Trimaran Capital Partners (with its predecessors and affiliates and certain funds managed by it, collectively, “Trimaran”) and Freeman Spogli & Co. (collectively with certain funds managed by it, “Freeman Spogli”), certain members of our management, and other third-party investors. The stockholders agreement provides certain rights to LLC, including registration rights for common stock owned by LLC. The limited liability company operating agreement of LLC also provides rights to Trimaran and Freeman Spogli, including certain registration rights.
Our certificate of incorporation provides that directors may only be removed for cause by a majority of the voting power of our then-outstanding stock voting as a single class at a meeting of stockholders. However, if LLC beneficially owns more than 40% of our common stock, directors may be removed with or without cause, by a majority of the voting power of our outstanding stock voting as a single class. The certificate also provides that if a director is removed or if a vacancy occurs due to either an increase in the size of the Board or due to death, resignation, disqualification, or other cause, the vacancy will be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum remains.
As disclosed by the Company in its Current Reports on Form 8-K filed on March 9, April 5, and September 13, 2017, on March 29, 2017, due to the resignation of former independent director Douglas K. Ammerman, a compliance deficiency occurred with NASDAQ Stock Market Rule 5605(b)(1) requiring a majority independent board. The Company considered four of its eight remaining directors to be independent. The Company notified The Nasdaq Stock Market LLC (the "NASDAQ") of the deficiency, and pursuant to Rule 5605(b)(1)(A) had until September 25, 2017 to cure.
On September 8, 2017, the Board found, upon consideration of the facts and circumstances, and in the exercise of its reasonable business judgment, that existing director John M. Roth did not have any relationship which would interfere with his exercise of independent judgment in carrying out the responsibilities of a director, and therefore determined that he met the definition for independence under Rule 5605(a)(2). In reaching its conclusion, the Board considered the relationship between John Roth and Freeman Spogli, and the relationship between Freeman Spogli and the Company, and specifically the Company’s income tax receivable agreement and its franchise development option agreement, each as described under “Certain Relationships and Related Transactions, and Director Independence.”
Accordingly, of the registrant’s eight directors at the time, five were considered independent, and the Company cured its deficiency within the cure period. On September 12, 2017, the registrant notified the NASDAQ and on September 13, 2017, the NASDAQ confirmed that the registrant had regained compliance with the rule.
Effective January 3, 2018, the Board elected Douglas J. Babb as a director. Mr. Babb qualifies as an independent director under the NASDAQ rules.
As a result, currently six of our directors are independent. All audit, compensation, and nominating and corporate governance committee members are independent. Our independent directors held executive sessions four times in 2017 in conjunction with our Board meetings.
Board Committees
Our Board has established standing committees in connection with the discharge of its responsibilities. These committees include an Audit Committee (established in accordance with section 3(a)(58)(A) of the Exchange Act), a Compensation

Committee, and a Nominating and Corporate Governance Committee. Our Board has adopted written charters for each of these committees, current copies of which are available at http://investor.elpolloloco.com/corporate-governance.cfm. Our Board may establish other committees as it deems necessary or appropriate from time to time.
Audit Committee
Our Audit Committee is comprised of William R. Floyd (chairman), Samuel N. Borgese, and Mark Buller. The committee met four times in 2017. The functions of the committee, among other things, include:

•	reviewing our financial statements, including any significant financial items and changes in accounting policies, with our senior management and our independent registered public accounting firm;

•	reviewing our financial risk and control procedures, our compliance programs, and significant tax, legal, and regulatory matters;

•	appointing and determining the compensation for our independent auditors;

•	establishing procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, and auditing matters; and

•	reviewing and overseeing our independent registered public accounting firm.
Our Board has determined that William R. Floyd qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K, including due to his past experience as a chief executive officer, a role that includes supervising chief financial officers, and his experience as a member of the audit committee of Korn/Ferry International. Accordingly, the Board has determined that the Company has at least one audit committee financial expert serving on its Audit Committee.
Additionally, our Board has determined that William R. Floyd is independent as independence for audit committee members is defined under NASDAQ listing standards, and under Rule 10A-3 of the Exchange Act.
Compensation Committee
Our Compensation Committee is comprised of Mark Buller (chairman) and Carol (“Lili”) Lynton. The committee met six times in 2017. The functions of the committee, among other things, include:

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reviewing and approving corporate goals and objectives relevant to the compensation of certain of our key executives, evaluating the performance of these executives in light of those goals and objectives, and determining the compensation of these executives based on that evaluation;

•	reviewing and approving executive officer and director compensation;

•	reviewing and approving overall compensation programs; and

•	administering our incentive compensation and equity-based plans.
In order to comply with certain SEC and tax law requirements, the committee (or a subcommittee thereof) must consist of at least two directors that qualify as “non-employee directors” for the purposes of Rule 16b-3 under the Exchange Act. The Board has determined that Mark Buller and Carol (“Lili”) Lynton each qualify as “non-employee directors” and “outside directors.”
Our processes and procedures for considering and determining executive and director compensation begin with the compensation guidelines in our corporate governance guidelines, which are developed and reviewed by the Nominating and Corporate Governance Committee, and approved by the Board. These state that directors who are also Company officers are not to receive additional compensation for director service, and that compensation for non-employee directors should be competitive and encourage stock ownership through payment of a portion of compensation in the form of stock, options, or similar securities. Our guidelines also task the Compensation Committee with periodically reviewing the level and form of director compensation, including compared to companies of similar size, industry, and complexity, with changes to director compensation to be proposed to the full Board for consideration.
In accordance with the principles set forth in the guidelines, the committee’s charter tasks it:

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To review at least annually the goals and objectives of our executive compensation plans, and amend, or recommend that the Board amend, these goals and objectives if the committee deems it appropriate.

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To review at least annually our executive compensation plans in light of our goals and objectives with respect to such plans, and, if the committee deems it appropriate, adopt, or recommend that the Board adopt, new or amended executive compensation plans.

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To evaluate annually the performance of the Chief Executive Officer in light of the goals and objectives of our executive compensation plans, and determine and approve the Chief Executive Officer’s compensation level based on this evaluation. In determining the long-term incentive component of the Chief Executive Officer’s compensation, the committee shall consider factors as it determines relevant, which may include, for example, the Company’s performance and relative stockholder return, the value of similar awards to chief executive officers of comparable companies, and the awards given to the Chief Executive Officer of the Company in past years.

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To evaluate annually the performance of the other executive officers of the Company in light of the goals and objectives of the Company’s executive compensation plans, and make recommendations to the Board with respect to the compensation of such other executive officers. To the extent that long-term incentive compensation is a component of such executive officer’s compensations, the committee shall consider all relevant factors in determining the appropriate level of such compensation, including the factors applicable with respect to the Chief Executive Officer.

•	To evaluate annually the appropriate level of compensation for Board and committee service by non-employee directors.

•	To review and approve any severance, change-in-control or termination arrangements to be made with any executive officer of the Company.

•	To perform such duties and responsibilities as may be assigned to the Board or the committee under the terms of any executive compensation plan.

•	To review perquisites or other personal benefits to the Company’s executive officers and directors and recommend any changes to the Board.

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To review and discuss with management the Company’s compensation discussion and analysis and any other compensation disclosure prepared in response to the requirements of SEC rules, and to recommend to the Board based on that review and discussion that the compensation discussion and analysis and any other compensation disclosure be included as applicable in any annual proxy statement, annual report on Form 10-K, information statement, registration statement, or similar document.

•	To prepare the Compensation Committee Report in accordance with the rules and regulations of the SEC for inclusion in our annual proxy statement or annual report on Form 10-K.

•	To perform such other functions as assigned by law, by our certificate of incorporation or bylaws, or by the Board.
The charter further elaborates that while the Chief Executive Officer may make, and the committee may consider, recommendations to the committee regarding our compensation and employee benefit plans and practices, including our executive compensation plans, our incentive-compensation and equity-based plans with respect to executive officers other than the Chief Executive Officer, and our director compensation arrangements, the Chief Executive Officer may not be present during voting or deliberations on his or her compensation.
Moreover, regarding delegation of authority, under its charter, the committee may form subcommittees for any purpose that the committee deems appropriate, and may delegate to such subcommittees such power and authority as the committee deems appropriate; provided, however, that the committee shall not delegate to a subcommittee any power or authority required by any law, regulation, or listing standard to be exercised by the committee as a whole.
In particular, the committee may delegate the approval of award grants and other transactions and responsibilities regarding the administration of compensatory programs to a subcommittee consisting solely of members of the committee who are (i) “non-employee directors” for the purposes of Rule 16b-3 under the Exchange Act; provided, however, that no such subcommittee shall consist of fewer than two members.
In addition, the committee may delegate to one or more of our officers the authority to make grants and awards of stock rights or options to any non-section 16 officer of the Company under such of our incentive-compensation or other equity-based plans as the committee deems appropriate and in accordance with the terms of such plans.

Under its charter, our committee may conduct or authorize investigations into or studies of matters within its scope of responsibilities, and may retain or obtain the advice of a compensation consultant, legal counsel, or other advisor in its sole discretion. The committee is directly responsible for the appointment, compensation, and oversight of the work of any compensation consultant, legal counsel, or other advisor that it retains. The Company bears all expenses. The committee may select, or receive advice from, a compensation consultant, legal counsel, or other advisor to the committee, other than in-house legal counsel, only after conducting an assessment of, and determining, the advisor’s independence, including whether the advisor’s work has raised any questions of independence or conflicts of interest, taking into consideration the Exchange Act, the factors set forth in the rules of the NASDAQ, and any other factors that the committee deems relevant.
In each of 2015, 2016, and 2017, the committee engaged Semler Brossy Consulting Group, LLC (the “compensation consultant”), to advise the committee on an ongoing basis as an independent compensation consultant. The compensation consultant reports directly to the committee. While conducting assignments, the compensation consultant interacts with our management when appropriate. Specifically, our Vice President, Legal, worked with the compensation consultant to provide information regarding the Company and its executive compensation policies and practices. In addition, the compensation consultant may seek feedback from the committee chairman and other Board members regarding its work before presenting study results or recommendations to the committee. The compensation consultant may be invited to attend committee meetings. The committee determines when to hire, terminate, or replace the compensation consultant, and the projects to be performed by the compensation consultant. In 2017, the committee again requested the compensation consultant to assist in developing equity compensation guidelines for its C-suite executives and vice presidents, taking into account competitive pay market data, pool availability and limits, current equity ownership, and other grant considerations. The committee further requested the compensation consultant to conduct an analysis of compensation related to non-employee directors serving on the Board and its authorized committees. In addition, the compensation consultant assisted the committee in connection with the committee’s structuring of the compensation package for the incoming President and Chief Executive Officer, Bernard Acoca.
In the future, the committee may engage the compensation consultant, or a different compensation consultant, to review our senior management and independent director compensation programs.
After review and consultation with the compensation consultant, the committee determined that there was no conflict of interest resulting from retaining the consultant in fiscal 2017. The committee is retaining the compensation consultant to advise the committee on certain compensation matters in 2018, but under its charter the committee has the discretion to retain, or not to retain, compensation consultants and other advisors in its sole discretion.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is comprised of Samuel N. Borgese (chairman), Mark Buller, and William R. Floyd. The committee met four times in 2017. The duties, responsibilities, and processes of the committee for identifying and evaluating nominees for director, among other things, include:

•	identifying, recruiting, and, if appropriate, interviewing candidates to fill positions on the Board, including persons suggested by stockholders or others;

•	reviewing the backgrounds and qualifications of individuals being considered as director candidates;

•	reviewing and recommending to the Board the director nominees for election by the stockholders or appointment by the Board, as the case may be, pursuant to our bylaws;

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reviewing the suitability for continued service as a director of each director when his or her term expires and when he or she has a change in status, including, but not limited to, an employment change, and to recommend whether or not the director should be re-nominated;

•	recommending director nominees and Board members for committee membership;

•	reviewing our corporate governance guidelines; and

•	overseeing the evaluation of the Board and its committees.
As discussed above in the Q&A, the committee will consider director candidates recommended by stockholders. The committee does not have any specific requirements for candidates and nominees, but is tasked by its charter to consider:

•	Experience,

•	Skills,

•	Expertise,

•	Diversity,

•	Personal and professional integrity,

•	Character,

•	Business judgment,

•	Time availability in light of other commitments,

•	Dedication,

•	Conflicts of interest, and

•	Such other relevant factors as the committee considers appropriate in the context of the needs of the Board.
As a practical matter, the committee seeks candidates who contribute complimentary and relevant strengths, including diverse perspectives, diverse personal backgrounds, and diverse professional backgrounds encompassing retail, real estate, management, operations, finance, accounting, marketing, and law.
Similarly, under its corporate governance guidelines, the Board in evaluating nominees may apply all criteria it deems appropriate, including:

•	Whether a nominee has the experience, knowledge and skills necessary to make a meaningful contribution to the Board’s oversight of the Company’s business and affairs,

•	A nominee’s reputation for honesty and ethical conduct in his or her personal and professional activities,

•	A candidate’s time availability in light of other commitments,

•	Potential conflicts of interest,

•	Material relationships with the Company,

•	Independence from the Company and its management, and

•	A diversity of backgrounds and experiences.
As indicated, diversity in its many forms is important to the committee and to the Board in director selection as part of the holistic process of candidate and nominee evaluation. The committee’s responsibilities under its charter include (i) reviewing annually with the Board the composition of the Board as a whole and recommending, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise, and diversity required for the Board as a whole, and (ii) annually evaluating the committee’s performance. Similarly, the Board is tasked under its corporate governance guidelines with conducting annual self-assessments of the performance of the Board and of each of its committees, the results of which will be discussed with the full Board and with each committee, including reviews of any areas where Board members or management believe that the Board can better contribute to the Company. The Board will use the results to determine the characteristics and skills required of prospective Board members and for committee assignments. Therefore, at both the committee and at the Board level, feedback mechanisms help assessment of diversity, recruitment, and other policies.
Board Leadership Structure and Role in Risk Oversight
The Board oversees a company-wide approach to risk management that is carried out by management. The Board determines the appropriate risk levels for us generally, assesses the specific risks faced by us, and reviews the steps taken by management to manage those risks.
While the Board maintains ultimate oversight responsibility for the risk management process, its committees oversee risk in specific areas. Our audit committee oversees management of risks involving accounting and financial reporting. Our compensation committee oversees management of risks related to executive compensation plans and arrangements, and the incentives created by the compensation awards that it administers, as well as having responsibilities regarding succession planning. Our nominating and corporate governance committee oversees management of risks associated with corporate governance and conflicts of interest. At the Board’s instruction, management regularly reports on applicable risks to the Board or to a relevant committee, with additional review or reporting on risks conducted as needed or as requested by the Board and by its committees.
Two individuals serve as our Chairman and our Chief Executive Officer. Our certificate of incorporation and bylaws do not require separation of these positions. Rather, as our corporate governance guidelines explain, the Board is free to choose its Chairman in any way that it deems best for the Company at any given point in time. Under the circumstances, we currently believe that this separation is appropriate given that it allows our Chief Executive Officer to focus on operational and day-to-day issues and our Chairman to focus on oversight and long-term strategy. Given our growing business, and the daily operational demands and complexities thereof, we believe that this division of labor helps our Chief Executive Officer’s focus and productivity. In parallel, given the growing complexity of our business and the increased burdens on our Board as we have been moving from a private corporation to a controlled company and an emerging growth company and beyond, we believe that this division of labor helps our Chairman and our Board to remain focused on their core responsibilities and competencies, and provides a greater role for non-management director participation than would be the case if the Chairman and Chief Executive Officer positions were combined.
Compensation Committee Interlocks and Insider Participation
During the last completed fiscal year, compensation committee members included Michael G. Maselli, Mark Buller, Douglas K. Ammerman, and Carol (“Lili”) Lynton. None of these individuals during that year or otherwise formerly was our officer or employee or had any relationship requiring disclosure under Item 404 of Regulation S-K. None of our executive officers serves or has served as a member of the board of directors, compensation committee, or other board committee performing equivalent functions, of any entity that has one or more executive officers serving as one of our directors or on our compensation committee.
Code of Business Conduct and Ethics
The Board has adopted a code of business conduct and ethics that applies to our directors, officers, and employees, available at http://investor.elpolloloco.com/corporate-governance.cfm. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website.
Corporate Governance Guidelines
The Board has adopted corporate governance guidelines to assist it in the exercise of its fiduciary duties and responsibilities to us and to promote the effective functioning of the Board and its committees. Our corporate governance guidelines cover, among other topics:

•	director independence and qualification requirements;

•	board leadership and executive sessions;

•	limitations on other board and committee service;

•	director responsibilities;

•	director compensation;

•	director orientation and continuing education;

•	board and committee resources, including access to officers and employees;

•	succession planning; and

•	board and committee self-evaluations.
Our corporate governance guidelines are available on our website, at http://investor.elpolloloco.com/corporate-governance.cfm. We expect that any amendments to the guidelines will be disclosed on our website.
Board Meetings

The Board held 10 meetings in 2017. Each incumbent director attended at least 75% of the aggregate of the total number of board meetings and the total number of committee meetings applicable to that director based on timing of board service and on committee service.
This behavior is in accordance with our corporate governance guidelines, which state that directors are expected to spend the time and effort necessary to properly discharge their responsibilities, by regularly attending Board and committee meetings, and by reviewing, prior to meetings, material distributed in advance for those meetings.
Annual Meetings Attendance
Pursuant to our corporate governance guidelines, directors are expected to attend our annual meeting of stockholders, and a director who is unable to attend, which it is understood will occur on occasion, is expected to notify our Chairman. In 2017, all nine directors then on the Board attended our annual meeting.

EXECUTIVE COMPENSATION
We are providing compensation disclosure that satisfies the requirements applicable to emerging growth companies, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we have opted to comply with the executive compensation rules applicable to “smaller reporting companies,” as such term is defined under the Securities Act, which require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer. The table below sets forth the annual compensation earned in fiscal 2016 and 2017 by our principal executive officer and our next two most highly compensated executive officers (our “named executive officers” or “NEOs”).
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Stephen J. Sather (1)	2017	500,680	—	—	184,000	27,184	711,864
President & Chief Executive Officer	2016	500,785	—	459,909	69,845	26,792	1,057,331
Laurance Roberts	2017	351,588	250,040	129,283	130,063	25,377	886,351
Chief Financial Officer	2016	343,176	70,007	301,226	48,167	24,711	787,287
Edward Valle	2017	351,238	250,040	129,283	129,933	22,031	882,525
Chief Marketing Officer	2016	342,780	70,007	287,443	48,119	21,420	769,769

(1)
Mr. Sather retired from his positions as Chief Executive Officer and President of the Company and as a member of the board of directors of the Company, in each case effective as of March 12, 2018 and as an employee on March 31, 2018. Effective March 12, 2018, the Board appointed Bernard Acoca as the Company’s President and Chief Executive Officer, and elected him as director to fill the vacancy created by Mr. Sather's retirement from the board.

(2)
The value in this column represents the aggregate grant date fair value of restricted share awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 718). For a discussion of valuation assumptions used in calculation of these amounts, see Note 11 to our audited financial statements, included within our 2017 Annual Report on Form 10-K.

(3)
Except for Mr. Roberts' fiscal 2016 option awards, the value in this column represents the aggregate grant date fair value of our stock option awards computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used in calculation of these amounts, see Note 11 to our audited financial statements, included within our 2017 Annual Report on Form 10-K. For Mr. Roberts, fiscal 2016 amounts in this column solely include the incremental fair value computed as of the modification date in accordance with FASB ASC Topic 718 of certain vesting modifications made to outstanding stock option awards that are more fully described below in the description of Equity Grants.

(4)
Represents performance-based bonuses earned by our NEOs in respect of our performance in fiscal years 2016 and 2017. The material terms of the non-equity incentive plan compensation paid to our named executive officers in our last completed fiscal year are described below in the section entitled “Elements of Compensation—2017 Bonus Arrangements.”

(5)	For Messrs. Sather, Roberts, and Valle, includes the following perquisites and benefits:

•	Gas Card Benefits: Messrs. Sather, Roberts, and Valle had amounts of $4,088, $2,037, and $1,966, respectively, in fiscal 2017.

•	401(k) Plan Matching Contribution: Messrs. Sather, Roberts, and Valle had amounts of $10,490, $8,074, and $7,459, respectively, in fiscal 2017.

•	Auto Allowance: Messrs. Sather, Roberts, and Valle had amounts of $7,200, $7,200, and $7,200, respectively, in fiscal 2017.

•	Other Benefits (including health and welfare benefits): Messrs. Sather, Roberts, and Valle had amounts of $5,406, $8,066, and $5,406, respectively, in fiscal 2017.
Employment Agreements
Each of our NEOs is a party to an employment agreement, except that Mr. Sather’s employment agreement terminated, effective February 28, 2018 in connection with his resignation from his positions as Chief Executive Officer and President of the Company and as a member of the board of directors of the Company, in each case effective as of March 12, 2018. The employment agreements are substantially similar to each other. We entered into an employment agreement in 2006 with Mr. Sather (which was amended and restated in 2011), in 2011 with Mr. Valle and in 2013 with Mr. Roberts. The employment agreements provide that during their terms of active employment Messrs. Sather, Roberts, and Valle will receive salaries equal to $350,000, $300,000, and $250,000, respectively, which may be adjusted in our sole discretion (and, with respect to all NEOs, has been adjusted up as shown in “Summary Compensation Table”). Each employment agreement also provides that during their terms of active employment each executive will be eligible to earn annual bonus awards with a target of 75% of the executive’s then current base salary and that each executive is entitled to receive certain other benefits and perquisites as more fully described in the “Elements of Compensation—Other Benefits” section. The employment agreements provide that the NEOs’ employment with us is “at will” and may be terminated at any time by either party, provided the NEOs are required to provide us with 90-day advance notice in case of resignation. If we terminate an NEO’s employment without “cause,” as defined in the respective employment agreement, or if the agreement is terminated by the NEO for “good reason,” as defined in the respective employment agreement, and provided that the NEO signs a general release of claims, the NEO will be entitled to receive continuation of base salary for 12 months following termination of employment. In addition, in case of any termination of employment, except termination by us for “cause” or voluntary resignation by the NEO, each NEO will be entitled to receive a pro-rata bonus for the year of termination based on our actual performance. Finally, in case of any termination of employment, the NEO will be entitled to receive certain accrued obligations (including base salary through the date of termination, reimbursement of unreimbursed business expenses, and any earned but unpaid annual bonus for the previously completed year). The employment agreements contain 12-month post-termination covenants relating to non-interference and non-solicitation of employees.
In connection with his retirement, Mr. Sather entered into a retirement agreement on February 28, 2018 pursuant to which he agreed to remain as our employee in the capacity as Special Advisor through March 31, 2018 in order to assist us with the transition to the new CEO, Bernard Acoca. Pursuant to the terms of his retirement agreement, Mr. Sather continued to receive his standard compensation and benefits through March 31, 2018. In consideration for his long service, his agreement to provide transition services and his execution of a general release of claims, our Board agreed to accelerate the vesting of Mr. Sather’s options that would have otherwise vested in May 2018 (options with respect to 33,545 shares) and to extend the exercise ability of all of his vested and outstanding options until the expiration of the original term of such options. Mr. Sather’s retirement agreement provides that he will continue to abide by all of his restrictive covenants and that Mr. Sather will provide us with ongoing cooperation in certain matters for which he has knowledge prior to his termination.
In connection with his appointment as the Company’s President and Chief Executive Officer, we entered into an employment agreement with Bernard Acoca. Mr. Acoca will receive an initial annual base salary of $550,000, a target annual bonus equal to 100% of base salary and, starting in 2019, an annual discretionary equity grant, as determined by the Board. The employment agreement provides that in connection with his hiring Mr. Acoca will receive a one-time sign-on grant of approximately $750,000 worth of time-vested options, approximately $1,000,000 worth of time-vested restricted stock units or restricted shares and approximately $750,000 worth of performance-vested restricted stock units or restricted shares. Mr. Acoca's sign-on grant will be granted outside of the 2018 Plan. Mr. Acoca will also be entitled to a one-time lump sum payment equal to $250,000, subject to certain repayment provisions in the event of a termination of employment without good reason or for cause, as such terms are defined in the employment agreement. Mr. Acoca will also receive to a $100,000 lump sum payment in order to assist with relocation expenses. The employment agreement provides that in the event that Mr. Acoca’s employment is terminated due to death or disability he will be entitled to a prorated annual bonus for the year of termination based on actual performance. The employment agreement also provides that in the event that Mr. Acoca’s employment is terminated without cause or for good reason, then he will be entitled to receive a prorated annual bonus for the year of termination based on actual performance and continuation of payment of base salary for eighteen months, subject, in each case, to the execution of a general release and compliance with applicable restrictive covenants. In the event that Mr. Acoca’s employment is terminated without cause or for good reason within two years following a change in control, except for certain performance vesting awards, Mr. Acoca will be entitled to accelerated vesting of his outstanding equity awards with performance vesting conditions deemed achieved at target, subject to the execution of a general release and compliance with applicable restrictive covenants. The employment agreement contains a perpetual confidentiality covenant, a one-year post-termination non-interference covenant applicable to our relationships with suppliers, customers and partners and a one-year post-termination non-solicitation covenant applicable to our employees.

Elements of Compensation
Our named executive officers were provided with the following primary elements of compensation in fiscal years 2016 and 2017:
Base Salary
Each named executive officer received a fixed base salary in an amount determined in accordance with the executive’s employment agreement and based on a number of factors, including:

•	The nature, responsibilities, and duties of the officer’s position;

•	The officer’s expertise, demonstrated leadership ability, and prior performance;

•	The officer’s salary history and total compensation, including annual cash bonuses and long-term incentive compensation; and

•	The competitiveness of the market for the officer’s services.
Each named executive officer’s base salaries for 2016 and 2017 are listed in “Summary Compensation Table.”
2017 Bonus Arrangements
Each named executive officer was eligible to earn an annual cash incentive in 2017. Our practice with respect to annual incentive compensation has historically been to provide an opportunity to earn bonus awards based on the achievement of company performance measures, specifically EBITDA adjusted for certain discrete items (“Adjusted EBITDA”).
For a calculation of and additional information regarding Adjusted EBITDA, please see pages 37 to 39 of our Annual Report on Form 10-K for the fiscal year ended December 27, 2017.
Our El Pollo Loco Support Center Incentive Plan is adopted on an annual basis subject to approval by our Board and provides the opportunity for each of our NEOs to earn a bonus equal to 75% of their annual base salary at target for each year, based on our achievement of Adjusted EBITDA targets. The Adjusted EBITDA targets are set each year based on achievement of strategic goals and financial results. The cash incentive plan for 2017 (which was paid in 2018) also provided for no bonus to be paid if Adjusted EBITDA achievement was less than or equal to 92.5% of target and for a cap equal to 200% of the target bonus amount to be paid if Adjusted EBITDA achievement was 125% of target or greater. Based on our performance, which included add back of franchise related litigation expenses, bonuses for 2017 were paid out at 49% of target.
Equity Grants
Our 2014 Omnibus Equity Incentive Plan (the “2014 Plan”) governs all of our outstanding equity awards. Prior to the adoption of the 2014 Plan, we maintained certain other equity plans. Upon the adoption of the 2014 Plan, all option awards granted under the prior plans became governed by the 2014 Plan and their respective award or exchange agreements, to the extent that the terms of such agreements are not inconsistent with the 2014 Plan.
Our option awards generally vest in four equal annual installments commencing on the one-year anniversary of grant. In order to provide further incentives to our employees, all options held by employees on November 15, 2016 which were (i) scheduled to vest in 2015 based on performance targets related to our financial performance were deemed vested as of November 15, 2016, (ii) scheduled to vest in 2016 based on performance targets related to our financial performance were converted into time-vesting options which were scheduled to vest at fiscal year-end 2016, and (iii) initially scheduled to vest in 2017 based on performance targets related to our financial performance were converted into time-vesting options which were scheduled to vest at fiscal year-end 2017, in each case, subject to all other terms and conditions of the 2014 Plan and award agreements. The only named executive officer whose stock options were so modified was Mr. Roberts.
All options held by our NEOs will expire no later than the 10th anniversary after grant. Generally, upon an employee’s termination of employment with us, the employee will have 90 days following the date of such termination to exercise any portion of the options. If the employee’s termination is due to his/her total and permanent disability or death, the employee or his/her estate, as applicable, may exercise any portion of the options for six months. In no event will an employee be entitled to exercise the option after its original expiration date. All options will be forfeited if an employee’s employment is terminated for cause.
In the past, we also granted options with strike prices in excess of the fair market value of our stock on the date of grant. These premium options were intended as a further stretch incentive to encourage growth that meets or exceeds the premium level.

In 2017, we also granted restricted shares to our named executive officers. All restricted shares generally vest in four equal annual installments commencing on the one-year anniversary of grant. During the period until the restricted shares vest, the grantees have all the rights of a shareholder with respect to the restricted shares save only the right to transfer the restricted shares (including the right to vote restricted shares and to receive ordinary dividends paid to or made with respect to the restricted shares, if any).
Other Benefits
In 2017, our NEOs were provided with certain limited fringe benefits that we believe are commonly provided to similarly situated executives in the market in which we compete for talent and therefore are important to our ability to attract and retain top-level executive management. These benefits include a monthly automobile allowance and a gas card allowance. The amounts paid to NEOs in 2017 in respect of these benefits are reflected above in the “Summary Compensation Table” section under the “All Other Compensation” heading.
All employees are eligible to participate in broad-based and comprehensive employee benefit programs, including medical, dental, vision, life, and disability insurance, and a 401(k) plan. Our named executive officers are eligible to participate in these plans generally on the same basis as our other employees. We do not sponsor or maintain any deferred compensation or supplemental retirement plans in addition to our 401(k) plan. Our 401(k) plan provides substantially all employees with the ability to make pre- or post-tax retirement contributions in accordance with applicable IRS limits. Matching contributions are provided in an amount equal to 100% of the first 3% of compensation that was electively contributed and 50% of the next 2% of compensation that was electively contributed by the employee. The 401(k) plan matching contributions provided to our named executive officers in 2017 are reflected above in the “Summary Compensation Table” section under the “All Other Compensation” heading.
Outstanding Equity Awards at Fiscal Year End Table
The following table sets forth outstanding equity option awards as of December 27, 2017:

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (1)
Name	Exercisable	Unexercisable (2)	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Stephen J. Sather	1,085,499	—	—	5.84	April 16, 2022
	33,546	100,635	—	11.94	May 11, 2026
Laurance Roberts	75,983		—	4.09	July 15, 2023
	196,967		—	5.84	July 15, 2023
	—	29,484		13.95	May 10, 2027
						21,807	218,070
Edward Valle	207,159	—	—	5.84	April 15, 2022
	20,966	62,897	—	11.94	May 11, 2026
	—	29,484		13.95	May 10, 2027
						21,807	218,070

(1)
On November 15, 2016, our Board approved the modification of the remaining performance-based stock options granted in 2013 and 2014 to vest based solely on time, as more fully described above in the description of Equity Grants.

(2)
All options vest 25% per year starting with the first anniversary of grant. As a result, Mr. Valle’s unexercisable options granted at an exercise price of $11.94, will vest ratably on May 11, 2018, 2019, and 2020, and Mr. Roberts’ and Mr. Valle's unexercisable options granted at an exercise price of $13.95 will vest ratably on May 10, 2018, 2019, 2020, and 2021. Additionally, as part of his retirement agreement, 33,545 of Mr. Sather's unexercisable options, which were set to vest on May 11, 2018, were accelerated and vested on March 31, 2018. Mr. Sather's remaining unvested options were forfeited.

(3)	All restricted shares vest 25% per year starting with the first anniversary of grant.
Director Compensation
The following table provides compensation information for fiscal 2017 for each of our non-employee directors. Only those non-employee directors receive compensation for their services as directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (3) (4)	Total ($)
Michael G. Maselli	—	—	—
Dean C. Kehler	—	—	—
John M. Roth (1)	12,500	25,013	37,513
Samuel N. Borgese	60,000	50,011	110,011
Mark Buller	67,500	50,011	117,511
William R. Floyd	62,500	50,011	112,511
Carol (“Lili”) Lynton	55,000	50,011	105,011
Douglas K. Ammerman (2)	16,250	13,274	29,524

1.
As previously reported on September 8, 2017, the Board evaluated the independence of John Roth, who had not previously been considered independent. The Board found, upon consideration of the facts and circumstances, and in the exercise of its reasonable business judgment, that existing director, John M. Roth did not have any relationship which would interfere with his exercise of independent judgment in carrying out the responsibilities of a director, and therefore determined that he met the definition for independence under NASDAQ Stock Market Rule 5605(a)(2).

2.
Mr. Ammerman resigned from the Board on March 29, 2017. In consideration for Mr. Ammerman's long tenure on the Board as well as Chairman of the Audit Committee, our Board agreed to extend the exercise ability of all of his vested and outstanding options until the expiration of the original term of such options. This extension was considered a stock modification and resulted in additional stock compensation expense of $13,274, which is included in stock awards above.

3.
Represents the grant date fair value of restricted shares granted in 2017, computed in accordance with FASB ASC Topic 718. Please see Note 12 to our consolidated financial statements in our 2017 Annual Report on Form 10-K for assumptions made in the valuation of the equity awards.

4.
As of December 27, 2017, Messrs. Borgese, Buller, Floyd, and Roth and Ms. Lynton, had 6,929, 6,929, 6,187, 2,592, and 6,187 shares of unvested restricted stock awards in the aggregate outstanding, respectively.

Except for Messrs. Maselli, Kehler, Roth and Ammerman, each non-employee director received an annual grant of restricted shares with a grant date value of $50,000 in 2017. These grants vest based on continued service over three years. As a result, Messrs. Borgese, Buller, Floyd and Ms. Lynton each received a grant of 3,585 restricted shares under the 2014 Plan, equivalent to $50,000 per capita divided by the closing price of our stock on May 9, 2017. Mr. Roth received a grant of 2,592 restricted shares under the 2014 Plan, equivalent to $25,000 per capita divided by the closing price of our stock on November 7, 2017. All non-employee directors will receive an annual grant of restricted shares with a grant date value of $60,000 starting in 2018.
In addition, except for Messrs. Maselli and Kehler each of our non-employee directors received an annual cash retainer fee of $50,000 in 2017. Mr. Roth received payment of one quarter of the annual cash retainer, or $12,500 for the fourth quarter of 2017. All non-employee directors will receive $60,000 in 2018, which is paid quarterly. Also, we provide the following annual fees for non-employee directors for committee service, which are paid quarterly:

•	Audit Committee chairman: $10,000

•	Compensation Committee chairman: $7,500

•	Nominating and Corporate Governance Committee chairman: $5,000

•	All other committee members: $5,000
In 2017 and prior, only independent directors received compensation. Starting in 2018 all non-employee directors will receive both restricted shares and cash compensation. As a result in 2018 Michael G. Maselli, Dean C. Kehler, and recently-appointed Douglas J. Babb will receive compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS
Beneficial Ownership
The table below sets forth the beneficial ownership information for our common stock as of the record date for: (i) each of our named executive officers, (ii) each of our directors, (iii) all of our executive officers and directors as a group, and (iv) each person known to us to be the beneficial owner of more than 5% of our shares of common stock.
Unless otherwise noted below, the address for each person listed below is 3535 Harbor Boulevard, Suite 100, Costa Mesa, California 92626. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.
In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares subject to options or restricted stock units held by that person exercisable or vesting within 60 days of the record date. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name	Shares	Vested but Unexercised	Acquirable Within 60 Days	Total	Percent of Class
Named Executive Officers and Directors:
Bernard Acoca	—	—	—	—	—%
Stephen J. Sather	—	1,152,590	—	1,152,590	2.9%
Laurance Roberts(1)	23,102	272,950	7,371	303,423	*
Edward Valle(1)	23,102	228,125	28,337	279,564	*
Michael G. Maselli	—	—	—	—	—%
Dean C. Kehler(2)	16,746,544	—	—	16,746,544	43.3%
John M. Roth	2,592	—	—	2,592	*
Samuel N. Borgese(1)	13,253	—	—	13,253	*
Mark Buller(1)	9,920	—	—	9,920	*
William R. Floyd(1)	7,488	—	—	7,488	*
Carol (“Lili”) Lynton(1)	7,488	—	—	7,488	*
Gustavo ("Gus") Siade(1)	8,068	51,376	6,671	66,115	*
Douglas J. Babb	—	—	—	—	—%
All directors and executive officers as a group (11 people)	16,841,557	1,705,041	42,379	18,588,977	46.0%
5% Stockholders:
Trimaran Pollo Partners, L.L.C.(2)	16,746,544	—	—	16,746,544	43.3%
BlackRock, Inc.(3)	2,869,119	—	—	2,869,119	7.4%
The Vanguard Group(4)	2,040,660	—	—	2,040,660	5.3%

*	Less than one percent.

(1)	Shares held reflect grants of restricted shares, including shares still subject to vesting periods.

(2)
Based solely on a Schedule 13G filed on February 12, 2016, by (i) Trimaran Pollo Partners, L.L.C., (ii) Trimaran Capital, L.L.C., (iii) Jay R. Bloom, and (iv) Dean C. Kehler. Trimaran Pollo Partners, L.L.C., is the stockholder of record. Trimaran Capital, L.L.C., is its managing member. Mr. Bloom and Mr. Kehler are the managing members of Trimaran Capital, L.L.C. All have an address of 1325 Avenue of the Americas, 25th Floor, New York, New York 10019.

(3)
Based solely on a Schedule 13G filed on January 29, 2018, by BlackRock, Inc., as a parent holding company or control person, relating to stock held directly, or indirectly by certain subsidiaries, as of December 31, 2017. The Schedule 13G indicated that BlackRock, Inc., had sole dispositive power for and aggregate ownership of 2,869,119 shares, sole voting power for 2,822,663 shares, and shared voting or dispositive power for no shares. BlackRock, Inc., has an address of 55 East 52nd Street, New York, NY 10055.

(4)
Based solely on a Schedule 13G filed on February 8, 2018, by The Vanguard Group, as a parent holding company or control person, relating to stock held directly, or indirectly by certain subsidiaries, as of December 31, 2017. The Schedule 13G indicated that The Vanguard Group had sole dispositive power for and aggregate ownership of 2,017,951 shares, sole voting power for 22,208 shares, shared voting power for 2,000 shares and shared dispositive power for 22,709 shares. The Vanguard Group has an address of 100 Vanguard Blvd., Malvern, PA 19355.

Equity Compensation Plan Information
The following table sets forth information, as of December 27, 2017, about outstanding awards and shares of common stock available for future awards under our equity compensation plans under which our equity securities are authorized. All awards have been approved by our security holders.

	(a)	(b)	(c)
Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants, and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	2,309,103	$7.65	359,642
Equity compensation plans not approved by security holders	—	—	—
Total	2,309,103	$7.65	359,642

Section 16(a) Beneficial Ownership Reporting Compliance
Our directors, our executive officers, and stockholders owning more than 10% of our common stock are required under section 16(a) of the Exchange Act to file reports of ownership of our common stock and changes thereto with the SEC. Based solely on our review of those reports that have been furnished to us pursuant to SEC regulations, and any written representations referred to in 17 C.F.R. section 229.405(b)(1), we believe that in 2018, and before, all such people complied with their section 16(a) filing requirements, with the following exceptions:

•	In November 2017, Mr. Roth was one business day late in filing one Form 4, regarding one transaction, a restricted stock grant.

•
In March 2017, Mr. Ammerman may be considered to have been late in filing one Form 4 in connection with one transaction, namely the disposition of unvested restricted shares that occurred as a consequence of his resignation from the Board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE
Policy Concerning Related Party Transactions
We have adopted a written policy relating to the approval of related party transactions. Our audit committee is to review certain financial transactions, arrangements, and relationships between us and any of the following related parties to determine whether any such transaction, arrangement, or relationship is a related party transaction:

•	any of our directors, director nominees, or executive officers;

•	any beneficial owner of more than 5% of our outstanding stock; and

•	any immediate family member of any of the foregoing.
Our audit committee will review any financial transaction, arrangement, or relationship that:

•	involves or will involve, directly or indirectly, any related party identified above and is in an amount greater than $120,000;

•	would cast doubt on the independence of a director;

•	would present the appearance of a conflict of interest between us and the related party; or

•	is otherwise prohibited by law, rule, or regulation.
The audit committee will review each such transaction, arrangement, or relationship to determine whether a related party has, has had, or expects to have, a direct or indirect material interest. Following its review, the audit committee will take such action as it deems necessary and appropriate under the circumstances, including approving, disapproving, ratifying, canceling, or recommending to management how to proceed if it determines that a related party has a direct or indirect material interest in a transaction, arrangement, or relationship with us. Any member of the audit committee who is a related party with respect to a transaction under review will not be permitted to participate in the discussions or evaluations of the transaction; however, the audit committee member will provide all material information concerning the transaction to the audit committee. The audit committee will report its action with respect to any related party transaction to the Board.
Stockholders Agreement
We are a party to a stockholders agreement with LLC and certain third-party investors. The stockholders agreement permits (i) LLC to make an unlimited number of requests that we use our best efforts to register our shares under the Securities Act and (ii) Freeman Spogli to make two requests that we use our best efforts to register its shares under the Securities Act, for so long as they own 10% or more of the membership interests of LLC, two years after the completion of our initial public offering. Pursuant to the stockholders agreement, LLC may also preempt any demand request by Freeman Spogli, in which case participation in such demand registration by LLC and Freeman Spogli shall be on a pro rata basis. In demand registrations, subject to certain exceptions, the parties to the stockholders agreement have certain rights to participate on a pro rata basis, subject to certain conditions. In addition, if we decide to sell our common stock, LLC and the other parties to the stockholders agreement, including members of our management, will also have certain rights to participate on a pro rata basis, subject to certain conditions. The LLC agreement, described below, provides that, to the extent that LLC does not exercise these “piggyback” rights, any member of LLC may require us to include in any registered offering the pro rata portion of securities owned by such member through LLC.
LLC and its members are entitled, under the stockholders agreement, subject to certain exceptions, to exercise demand registration rights to register their shares of our common stock under the Securities Act. By exercising these registration rights, and selling a large number of shares of our common stock, the price of our common stock could decline. Approximately 16,746,544 shares of common stock were subject to registration rights on the record date.
At least 10 days prior to the anticipated filing date of any registration statement, notice is to be given to all holders of registrable securities party to the stockholders agreement outlining their rights to include their shares in that registration statement, and we must use our best efforts to register any securities which such holders request, within 10 days of receipt of notice, to be registered. A stockholder may, until seven days prior to the effectiveness of a registration statement, withdraw any securities that it has previously elected to include pursuant to piggyback registration rights. Any sales of registrable securities pursuant to demand rights must be on the same terms and conditions as those applying to us or any selling stockholder.

We are required to bear substantially all costs incurred in these registrations, other than underwriting discounts and commissions. These registration rights could result in substantial future expenses for us and adversely affect any future equity or debt offerings.
LLC Agreement
Affiliates of Trimaran, Freeman Spogli, and certain other third-party investors have entered into a limited liability company operating agreement (the “LLC agreement”) for LLC. The LLC agreement generally restricts the transfer of interests in LLC owned by the parties other than affiliates of Trimaran. Exceptions to this restriction include transfers to affiliates. In addition, the third-party investors have “tag-along” rights to sell their interests on a pro rata basis with Trimaran affiliates in significant sales to third parties. Similarly, Trimaran affiliates have “drag-along” rights to cause Freeman Spogli and the third-party investors to sell their interests, on a pro rata basis with Trimaran affiliates, in significant sales to third parties. The members of LLC have preemptive rights in order to maintain their respective percentage ownership interests in LLC in the event of an issuance of additional membership interests.
The LLC agreement permits a member of LLC who holds more than 15% of LLC’s outstanding membership units, following the later of 270 days after completion of our initial public offering and the time we become eligible to register securities on Form S-3, to cause LLC to exercise its registration rights (as described under “—Stockholders Agreement”) with respect to the pro rata portion of securities owned by such member through LLC, subject to certain exceptions. To the extent that LLC does not exercise the “piggyback” rights described under “—Stockholders Agreement,” any member of LLC may require us to include in any registered offering the pro rata portion of securities owned by such member through LLC.
Under the terms of the LLC agreement, LLC is solely managed by a Trimaran affiliate. Through the LLC agreement, Trimaran affiliates also have the right to designate at least a majority of the directors on our Board, and other investors (including Freeman Spogli) holding at least 15% of the outstanding interests have the right to designate one director to our Board, provided that Freeman Spogli has the right to designate one director to our Board for so long as it owns 5% or more of LLC. LLC and its managing member shall take all necessary action to cause the election of any persons properly designated as Trimaran directors or non-Trimaran directors under the LLC agreement. The LLC agreement terminates and LLC will be dissolved and its affairs wound up at the earlier of (i) the election of the managing member or (ii) six years following the completion of our initial public offering.
Income Tax Receivable Agreement
We expect to be able to utilize net operating losses and other tax attributes that arose prior to our initial public offering, assuming generation of future income. These net operating loss carryforwards and other tax attributes will reduce the amount of tax that we and our subsidiaries would otherwise be required to pay in the future.
We have entered into an income tax receivable agreement (the “TRA”) with our pre-IPO stockholders, including LLC, which provides for payment by us to our pre-IPO stockholders of 85% of the amount of cash savings, if any, in federal, state, local, and foreign income tax that we and our subsidiaries actually realize (or are deemed to realize in the case of an early termination by us or a change of control, as discussed below) as a result of the utilization of our net operating losses and other tax attributes attributable to periods prior to our initial public offering together with interest accrued at a rate of LIBOR plus 200 basis points from the date that the applicable tax return is due (without extension) until paid.
For purposes of the TRA, cash savings in income tax is computed by comparing our actual income tax liability to the amount of such taxes that we would have been required to pay had we not been able to utilize the tax benefits subject to the TRA. The term of the TRA will continue until all relevant tax benefits have been utilized or have expired.
Our counterparties under the TRA will not reimburse us for any benefits that are subsequently disallowed, although any future payments would be adjusted to the extent possible to reflect the result of such disallowance. As a result, in such circumstances, we could make payments under the TRA greater than our actual cash tax savings.
While the actual amount and timing of any payments under the TRA will vary depending upon a number of factors, including the amount, character, and timing of our and our subsidiaries’ taxable income in the future, we expect that during the term of the TRA, the payments that we may make could be material. As of December 27, 2017, we had an accrued payable related to this agreement of approximately $22.0 million. In 2017, we paid approximately $11.1 million relating to 2016 taxes. Over 99% of this was to LLC, of which Freeman Spogli would have accrued approximately one-third of the benefit. Certain of our directors who are affiliated with LLC and Freeman Spogli may benefit from such payments.

If we undergo a change of control as defined in the TRA, the TRA will terminate, and we will be required to make a payment equal to the present value of expected future payments under the TRA, which payment would be based on certain assumptions (the “valuation assumptions”), including assumptions related to our future taxable income. Additionally, if we or a direct or indirect subsidiary transfers any asset to a corporation with which we do not file a consolidated tax return, we will be treated as having sold that asset for its fair market value in a taxable transaction for purposes of determining the cash savings in income tax under the TRA. Any such payment resulting from a change of control or asset transfer could be substantial and could exceed our actual cash tax savings. The Board may take action that leads to such payments under the TRA and certain of our directors who are affiliated with LLC, a party to the TRA, could receive such payments.
The TRA provides that in the event that we breach any of our material obligations under it, whether as a result of our failure to make any payment when due (subject to a specified cure period), failure to honor any other material obligation under the TRA, or by operation of law as a result of the rejection of the TRA in a case commenced under the U.S. Bankruptcy Code or otherwise, then all our payment and other obligations under the TRA will be accelerated and will become due and payable, applying the same valuation assumptions discussed above, including those relating to our future taxable income. Such payments could be substantial and could exceed our actual cash tax savings. Additionally, we generally have the right to terminate the TRA. If we terminate the TRA, our payment and other obligations under the TRA will be accelerated and will become due and payable, also applying the valuation assumptions discussed above. Such payments could be substantial and could exceed our actual cash tax savings.
Because we are a holding company with no operations of our own, our ability to make payments under the TRA is dependent on the ability of our subsidiaries to make distributions to us. Under our revolving credit agreement, our subsidiaries may make dividends and distributions to us, and we are permitted to make payments under the TRA. To the extent that we are unable to make payments under the TRA for any reason, such payments will be deferred and will accrue interest at a rate of LIBOR plus 200 basis points per annum until paid.
Franchise Development Option Agreement
On July 11, 2014, EPL and LLC entered into a Franchise Development Option Agreement (the “Franchise Development Option Agreement”) in connection with the development of El Pollo Loco restaurants in the New York–Newark, NY–NJ–CT–PA Combined Statistical Area (the “Territory”). Pursuant to the terms of the Franchise Development Option Agreement, EPL has granted LLC the exclusive option to develop and open 15 restaurants within the Territory over 5 years (the “Initial Option”), and, provided the Initial Option is exercised, the exclusive option to develop and open up to an additional 100 restaurants within the Territory over 10 years (the “Additional Option”). The Franchise Development Option Agreement will terminate (i) ten years from the date of its execution or (ii) if the Initial Option is exercised, five years from the date of the exercise of the Initial Option. LLC may only exercise the Initial Option after EPL has made the determination to begin development of Company-operated restaurants within the Territory or support the development of the Territory, however, certain of our board members are associated with LLC. We have no current intention to begin such development within the Territory.

OTHER MATTERS
The Board does not know of any other matters that are to be presented for action at the annual meeting. If any other matters properly come before the annual meeting or any adjournments or postponements thereof, the people named as proxies will have discretion to vote thereon.
By Order of the Board of Directors,

/s/ Edith R. Austin

Edith R. Austin
Vice President, Legal
Corporate Secretary
Costa Mesa, California
April 25, 2018

APPENDIX A
EL POLLO LOCO HOLDINGS, INC.
2018 OMNIBUS EQUITY INCENTIVE PLAN

Section 1.	Purpose of Plan.
The name of the Plan is the El Pollo Loco Holdings, Inc. 2018 Omnibus Equity Incentive Plan. The purposes of the Plan are to (i) provide an additional incentive to selected employees, directors, independent contractors and consultants of the Company or its Affiliates whose contributions are essential to the growth and success of the Company, (ii) strengthen the commitment of such individuals to the Company and its Affiliates, (iii) motivate those individuals to faithfully and diligently perform their responsibilities and (iv) attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company. To accomplish these purposes, the Plan provides that the Company may grant Options, Share Appreciation Rights, Restricted Shares, Restricted Stock Units, Other Share-Based Awards, Cash Awards or any combination of the foregoing.

Section 2.	Definitions.
For purposes of the Plan, the following terms shall be defined as set forth below:
(a)“Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 3 hereof.
(b)“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified as of any date of determination.
(c)“Applicable Laws” means the applicable requirements under U.S. federal and state corporate laws, U.S. federal and state securities laws, including the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan, as are in effect from time to time.
(d)“Award” means any Option, Share Appreciation Right, Restricted Share, Restricted Stock Unit, Other Share-Based Award or Cash Award granted under the Plan.
(e)“Award Agreement” means any written notice, agreement, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.
(f)“Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.
(g)“Board” means the Board of Directors of the Company.
(h)“Bylaws” mean the bylaws of the Company, as may be amended and/or restated from time to time.
(i)“Cash Award” means cash awarded under Section 11 of the Plan, including cash awarded as a bonus or upon the attainment of performance goals or otherwise as permitted under the Plan.
(j)“Cause” has the meaning assigned to such term in any individual service, employment or severance agreement or Award Agreement with the Participant or, if no such agreement exists or if such agreement does not define “Cause,” then “Cause” means (i) the conviction, guilty plea or plea of “no contest” by the Participant to any felony or a crime involving moral turpitude or the Participant’s commission of any other act or omission involving dishonesty or fraud, (ii) the substantial and repeated failure of the Participant to perform duties of the office held by the Participant, (iii) the Participant’s gross negligence, willful misconduct or breach of fiduciary duty with respect to the Company or any of its Subsidiaries or Affiliates, (iv) any breach by the Participant of any restrictive covenants to which the Participant is subject, and/or (v) the Participant’s engagement in any conduct which is or can reasonably be expected to be materially detrimental or injurious to the business or reputation of the Company or its Affiliates. Any voluntary termination of employment or service by the Participant in anticipation of an involuntary termination of the Participant’s employment or service, as applicable, for Cause shall be deemed to be a termination for Cause.
(k) “Change in Capitalization” means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) special or extraordinary dividend or other extraordinary distribution (whether in the form of cash, Common Stock or other property), stock split, reverse stock split, share subdivision or consolidation, (iii) combination or exchange of shares or (iv) other change in corporate structure, which, in any such case, the Administrator determines, in its sole discretion, affects the Shares such that an adjustment pursuant to Section 5 hereof is appropriate.
(l)“Change in Control” means the first occurrence of an event set forth in any one of the following paragraphs following the Effective Date:
(1)any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person which were acquired directly from the Company or any Affiliate thereof) representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (3) below; or
(2)the date on which individuals who constitute the Board as of the Effective Date and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended cease for any reason to constitute a majority of the number of directors serving on the Board; or
(3)there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary with any other corporation or other entity, other than (i) a merger or consolidation (A) which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, fifty percent (50%) or more of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (B) following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger or consolidation is then a Subsidiary, the ultimate parent thereof, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities; or
(4)the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.
Notwithstanding the foregoing, (i) a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions and (ii) to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to any Award that constitutes deferred compensation under Section 409A of the Code only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code. For purposes of this definition of Change in Control, the term “Person” shall not include (i) the Company or any Subsidiary thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of the Company.
(m)“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.
(n)“Committee” means any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and any other qualifications required by the applicable stock exchange on which the Common Stock is traded.
(o)“Common Stock” means the common stock of the Company, having a par value of $0.01 per share.
(p)“Company” means El Pollo Loco Holdings, Inc., a Delaware corporation (or any successor company, except as the term “Company” is used in the definition of “Change in Control” above).
(q)“Disability” has the meaning assigned to such term in any individual service, employment or severance agreement or Award Agreement with the Participant or, if no such agreement exists or if such agreement does not define “Disability,” then “Disability” means that a Participant, as determined by the Administrator in its sole discretion, (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or an Affiliate thereof.
(r)“Effective Date” has the meaning set forth in Section 18 hereof.
(s)“Eligible Recipient” means an employee, director, independent contractor or consultant of the Company or any Affiliate of the Company who has been selected as an eligible participant by the Administrator; provided, however, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, an Eligible Recipient of an Option or a Stock Appreciation Right means an employee, non-employee director, independent contractor or consultant of the Company or any Affiliate of the Company with respect to whom the Company is an “eligible issuer of service recipient stock” within the meaning of Section 409A of the Code.
(t)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
(u)“Exempt Award” shall mean the following:
(1)An Award granted in assumption of, or in substitution for, outstanding awards previously granted by a corporation or other entity acquired by the Company or any of its Subsidiaries or with which the Company or any of its Subsidiaries combines by merger or otherwise. The terms and conditions of any such Awards may vary from the terms and conditions set forth in the Plan to the extent the Administrator at the time of grant may deem appropriate, subject to Applicable Laws.
(2)An “employment inducement” award as described in the applicable stock exchange listing manual or rules may be granted under the Plan from time to time. The terms and conditions of any “employment inducement” award may vary from the terms and conditions set forth in the Plan to such extent as the Administrator at the time of grant may deem appropriate, subject to Applicable Laws.
(3)An award that an Eligible Recipient purchases at Fair Market Value (including awards that an Eligible Recipient elects to receive in lieu of fully vested compensation that is otherwise due) whether or not the Shares are delivered immediately or on a deferred basis.
(v)“Exercise Price” means, (i) with respect to any Option, the per share price at which a holder of such Option may purchase Shares issuable upon exercise of such Award, and (ii) with respect to a Share Appreciation Right, the base price per share of such Share Appreciation Right.
(w)“Fair Market Value” of a share of Common Stock or another security as of a particular date shall mean the fair market value as determined by the Administrator in its sole discretion; provided, that, (i) if the Common Stock or other security is admitted to trading on a national securities exchange, the fair market value on any date shall be the closing sale price reported on such date, or if no shares were traded on such date, on the last preceding date for which there was a sale of a share of Common Stock on such exchange, or (ii) if the Common Stock or other security is then traded in an over-the-counter market, the fair market value on any date shall be the average of the closing bid and asked prices for such share in such over-the-counter market for the last preceding date on which there was a sale of such share in such market.
(x)“Free Standing Rights” has the meaning set forth in Section 8.
(y)“Good Reason” has the meaning assigned to such term in any individual service, employment or severance agreement or Award Agreement with the Participant or, if no such agreement exists or if such agreement does not define “Good Reason,” “Good Reason” and any provision of this Plan that refers to “Good Reason” shall not be applicable to such Participant.
(z)“Grandfathered Arrangement” means an Award which is provided pursuant to a written binding contract in effect on November 2, 2017, and which was not modified in any material respect on or after November 2, 2017, within the meaning of Section 13601(e)(2) of P.L. 115.97, as may be amended from time to time (including any rules and regulations promulgated thereunder).
(aa)“Incentive Compensation” means annual cash bonus and any Award.
(ab)“ISO” means an Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.
(ac)“Nonqualified Stock Option” shall mean an Option that is not designated as an ISO.
(ad)“Option” means an option to purchase shares of Common Stock granted pursuant to Section 7 hereof. The term “Option” as used in the Plan includes the terms “Nonqualified Stock Option” and “ISO.”
(ae)“Other Share-Based Award” means a right or other interest granted pursuant to Section 10 hereof that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock, including, but not limited to, unrestricted Shares, dividend equivalents or performance units, each of which may be subject to the attainment of performance goals or a period of continued provision of service or employment or other terms or conditions as permitted under the Plan.

(af)“Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 below, to receive grants of Awards, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be.
(ag)“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.
(ah)“Plan” means this 2018 Omnibus Equity Incentive Plan.
(ai)“Prior Plan” means the Company’s 2014 Omnibus Equity Incentive Plan as in effect immediately prior to the Effective Date.
(aj)“Related Rights” has the meaning set forth in Section 8.
(ak)“Restricted Share” means a Share granted pursuant to Section 9 below subject to certain restrictions that lapse at the end of a specified period (or periods) of time and/or upon attainment of specified performance objectives.
(al)Restricted Period” has the meaning set forth in Section 9.
(am)“Restricted Stock Unit” means the right granted pursuant to Section 9 hereof to receive a Share at the end of a specified restricted period (or periods) of time and/or upon attainment of specified performance objectives.
(an)“Rule 16b-3” has the meaning set forth in Section 3.
(ao)“Section 16 Officer” means any officer of the Company whom the Board has determined is subject to the reporting requirements of Section 16 of the Exchange Act, whether or not such individual is a Section 16 Officer at the time the determination to recoup compensation is made.
(ap)“Shares” means Common Stock reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, consolidation or other reorganization) security.
(aq)“Share Appreciation Right” means a right granted pursuant to Section 8 hereof to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the Shares covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.
(ar)“Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person.
(as)“Term” has the meaning set forth in Section 3.
(at)“Transfer” has the meaning set forth in Section 16.

Section 3.	Administration.
(a)The Plan shall be administered by the Administrator and shall be administered, to the extent applicable, in accordance with Rule 16b-3 under the Exchange Act (“Rule 16b-3”).
(b)Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:
(1)to select those Eligible Recipients who shall be Participants;
(2)to determine whether and to what extent Options, Share Appreciation Rights, Restricted Shares, Restricted Stock Units, Cash Awards, Other Share-Based Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;
(3)to determine the number of Shares to be covered by each Award granted hereunder;
(4)to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder (including, but not limited to, (i) the restrictions applicable to Restricted Shares or Restricted Stock Units and the conditions under which restrictions applicable to such Restricted Shares or Restricted Stock Units shall lapse, (ii) the performance goals and periods applicable to Awards, (iii) the Exercise Price of each Option and each Share Appreciation Right or the purchase price of any other Award, (iv) the vesting schedule and terms applicable to each Award, (v) the number of Shares or amount of cash or other property subject to each Award and (vi) subject to the requirements of Section 409A of the Code (to the extent applicable) and to Section 4(e) of the Plan, any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the vesting and/or payment schedules of such Awards);
(5)to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Awards;
(6)to determine the Fair Market Value in accordance with the terms of the Plan;
(7)to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s service or employment for purposes of Awards granted under the Plan;
(8)to adopt, alter and repeal such administrative rules, regulations, guidelines and practices governing the Plan as it shall from time to time deem advisable;
(9)to construe and interpret the terms and provisions of, and supply or correct omissions in, the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan; and
(10)to prescribe, amend and rescind rules and regulations relating to sub-plans established for the purpose of satisfying applicable non-United States laws or for qualifying for favorable tax treatment under applicable non-United States laws, which rules and regulations may be set forth in an appendix or appendixes to the Plan.
(c)Subject to Section 5, neither the Board nor the Committee shall have the authority to reprice or cancel and regrant any Award at a lower exercise, base or purchase price or cancel any Award with an exercise, base or purchase price in exchange for cash, property or other Awards without first obtaining the approval of the Company’s shareholders.
(d)All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all Persons, including the Company and the Participants.
(e)The expenses of administering the Plan shall be borne by the Company and its Affiliates.
(f)If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Certificate of Incorporation or Bylaws of the Company, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.

Section 4.	Shares Reserved for Issuance Under the Plan.
(a)Subject to Section 5 hereof, the number of shares of Common Stock that are reserved and available for issuance pursuant to Awards granted under the Plan shall be equal to 1,250,000 shares, plus the number of shares of Common Stock reserved, but unissued under the Prior Plan; provided, that, shares of Common Stock issued under the Plan with respect to an Exempt Award shall not count against such share limit. Following the Effective Date, no further awards shall be issued under the Prior Plan, but all awards under the Prior Plan which are outstanding as of the Effective Date (including any Grandfathered Arrangement) shall continue to be governed by the terms, conditions and procedures set forth in the Prior Plan and any applicable Award Agreement.
(b)Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If an Award entitles the Participant to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. If any Shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Participant, the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for granting Awards under the Plan. Notwithstanding the foregoing, Shares surrendered or withheld as payment of either the Exercise Price of an Award (including Shares otherwise underlying a Share Appreciation Right that are retained by the Company to account for the Exercise Price of such Share Appreciation Right) and/or withholding taxes in respect of an Award shall no longer be available for grant under the Plan. In addition, (i) to the extent an Award is denominated in shares of Common Stock, but paid or settled in cash, the number of shares of Common Stock with respect to which such payment or settlement is made shall again be available for grants of Awards pursuant to the Plan and (ii) shares of Common Stock underlying Awards that can only be settled in cash shall not be counted against the aggregate number of shares of Common Stock available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of Shares as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for grant under the Plan.
(c)No more than 1,070,477 Shares shall be issued pursuant to the exercise of ISOs.
(d)No Participant who is a non-employee director of the Company shall be granted Awards during any calendar year that, when aggregated with such non-employee director’s cash fees with respect to such calendar year, exceed $500,000 in total value (with Cash Awards or other cash fees measured for this purpose at their value upon payment and any other Awards measured for this purpose at their grant date fair value as determined for the Company’s financial reporting purposes).
(e)Notwithstanding anything to the contrary in the Plan except for Section 12 of the Plan, any Awards granted under the Plan (other than such Awards representing a maximum of five percent (5%) of the Shares reserved for issuance under the Plan pursuant to Section 4(a) hereof) shall be granted subject to a minimum vesting period of at least twelve (12) months.

Section 5.	Equitable Adjustments.
In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and kind of securities reserved for issuance under the Plan pursuant to Section 4, (ii) the kind, number of securities subject to, and the Exercise Price subject to outstanding Options and Share Appreciation Rights granted under the Plan, (iii) the kind, number and purchase price of Shares or other securities or the amount of cash or amount or type of other property subject to outstanding Restricted Shares, Restricted Stock Units or Other Share-Based Awards granted under the Plan; and/or (iv) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); provided, however, that any fractional shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, but subject in all events to the requirements of Section 409A of the Code, for the cancellation of any outstanding Award granted hereunder in exchange for payment in cash or other property having an aggregate Fair Market Value equal to the Fair Market Value of the Shares, cash or other property covered by such Award, reduced by the aggregate Exercise Price or purchase price thereof, if any; provided, however, that if the Exercise Price or purchase price of any outstanding Award is equal to or greater than the Fair Market Value of the shares of Common Stock, cash or other property covered by such Award, the Administrator may cancel such Award without the payment of any consideration to the Participant. Further, without limiting the generality of the foregoing, with respect to Awards subject to foreign laws, adjustments made hereunder shall be made in compliance with applicable requirements. Except to the extent determined by the Administrator, any adjustments to ISOs under this Section 5 shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code. The Administrator’s determinations pursuant to this Section 5 shall be final, binding and conclusive.

Section 6.	Eligibility.
The Participants in the Plan shall be selected from time to time by the Administrator, in its sole discretion, from those individuals that qualify as Eligible Recipients.

Section 7.	Options.
(a)General. Options granted under the Plan shall be designated as Nonqualified Stock Options or ISOs. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, including, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option, and whether the Option is intended to be an ISO or a Nonqualified Stock Option (and in the event the Award Agreement has no such designation, the Option shall be a Nonqualified Stock Option). The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement.
(b)Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant.
(c)Option Term. The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, subject to Section 4(e) of the Plan, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate.
(d)Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of performance goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion.
(e)Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of whole Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by Applicable Laws or (iv) any combination of the foregoing.
(f)ISOs. The terms and conditions of ISOs granted hereunder shall be subject to the provisions of Section 422 of the Code and the terms, conditions, limitations and administrative procedures established by the Administrator from time to time in accordance with the Plan. At the discretion of the Administrator, ISOs may be granted only to an employee of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a Subsidiary of the Company.
(1)ISO Grants to 10% Stockholders. Notwithstanding anything to the contrary in the Plan, if an ISO is granted to a Participant who owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a Subsidiary of the Company, the term of the ISO shall not exceed five (5) years from the time of grant of such ISO and the Exercise Price shall be at least one hundred and ten percent (110%) of the Fair Market Value of the Shares on the date of grant.
(2)$100,000 Per Year Limitation For ISOs. To the extent the aggregate Fair Market Value (determined on the date of grant) of the Shares for which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess ISOs shall be treated as Nonqualified Stock Options.
(3)Disqualifying Dispositions. Each Participant awarded an ISO under the Plan shall notify the Company in writing immediately after the date the Participant makes a “disqualifying disposition” of any Share acquired pursuant to the exercise of such ISO. A “disqualifying disposition” is any disposition (including any sale) of such Shares before the later of (i) two years after the date of grant of the ISO and (ii) one year after the date the Participant acquired the Shares by exercising the ISO. The Company may, if determined by the Administrator and in accordance with procedures established by it, retain possession of any Shares acquired pursuant to the exercise of an ISO as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Shares.
(g)Rights as Stockholder. A Participant shall have no rights to dividends, dividend equivalents or distributions or any other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, and has paid in full for such Shares and has satisfied the requirements of Section 15 hereof.
(h)Termination of Employment or Service. Treatment of an Option upon termination of employment of a Participant shall be provided for by the Administrator in the Award Agreement.
(i)Other Change in Employment or Service Status. An Option shall be affected, both with regard to vesting schedule and termination, by leaves of absence, including unpaid and un-protected leaves of absence, changes from full-time to part-time employment, partial Disability or other changes in the employment status or service status of a Participant, in the discretion of the Administrator.

Section 8.	Share Appreciation Rights.
(a)General. Share Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Share Appreciation Rights shall be made. Each Participant who is granted a Share Appreciation Right shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, including, among other things, the number of Shares to be awarded, the Exercise Price per Share, and all other conditions of Share Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates. The provisions of Share Appreciation Rights need not be the same with respect to each Participant. Share Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.
(b)Awards; Rights as Stockholder. A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the shares of Common Stock, if any, subject to a Stock Appreciation Right until the Participant has given written notice of the exercise thereof and has satisfied the requirements of Section 15 hereof.
(c)Exercise Price. The Exercise Price of Shares purchasable under a Share Appreciation Rights shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the exercise price of a Share Appreciation Rights be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant.
(d)Exercisability.
(1)Share Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.
(2)Share Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 hereof and this Section 8 of the Plan.
(e)Payment Upon Exercise.
(1)Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price per share specified in the Free Standing Right multiplied by the number of Shares in respect of which the Free Standing Right is being exercised.
(2)A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option multiplied by the number of Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.
(3)Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Share Appreciation Right in cash (or in any combination of Shares and cash).
(f)Termination of Employment or Service. Treatment of an Share Appreciation Right upon termination of employment of a Participant shall be provided for by the Administrator in the Award Agreement.
(g)Term.
(1)The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.
(2)The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.
(h)Other Change in Employment or Service Status. Share Appreciation Rights shall be affected, both with regard to vesting schedule and termination, by leaves of absence, including unpaid and un-protected leaves of absence, changes from full-time to part-time employment, partial Disability or other changes in the employment or service status of a Participant, in the discretion of the Administrator.

Section 9.	Restricted Shares and Restricted Stock Units.
(a)General. Restricted Shares or Restricted Stock Units may be issued under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Restricted Shares or Restricted Stock Units shall be made. Each Participant who is granted Restricted Shares or Restricted Stock Units shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, including, among other things, the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares or Restricted Stock Units; the period of time restrictions, performance goals or other conditions that apply to Transferability, delivery or vesting of such Awards (the “Restricted Period”); and all other conditions applicable to the Restricted Shares and Restricted Stock Units. If the restrictions, performance goals or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Shares or Restricted Stock Units, in accordance with the terms of the grant. The provisions of the Restricted Shares or Restricted Stock Units need not be the same with respect to each Participant.
(b)Awards and Certificates. Except as otherwise provided below in Section 9(c), (i) each Participant who is granted an Award of Restricted Shares may, in the Company’s sole discretion, be issued a share certificate in respect of such Restricted Shares; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to any such Award.
The Company may require that the share certificates, if any, evidencing Restricted Shares granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Shares, the Participant shall have delivered a share transfer form, endorsed in blank, relating to the Shares covered by such Award. Certificates for shares of unrestricted Common Stock may, in the Company's sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in such Restricted Stock Award.
With respect to Restricted Stock Units to be settled in Shares, at the expiration of the Restricted Period, share certificates in respect of the shares of Common Stock underlying such Restricted Stock Units may, in the Company’s sole discretion, be delivered to the Participant, or his legal representative, in a number equal to the number of shares of Common Stock underlying the Restricted Stock Units Award.
Notwithstanding anything in the Plan to the contrary, any Restricted Shares or Restricted Stock Units to be settled in Shares (at the expiration of the Restricted Period, and whether before or after any vesting conditions have been satisfied) may, in the Company’s sole discretion, be issued in uncertificated form.
Further, notwithstanding anything in the Plan to the contrary, with respect to Restricted Stock Units, at the expiration of the Restricted Period, Shares, or cash, as applicable, shall promptly be issued (either in certificated or uncertificated form) to the Participant, unless otherwise deferred in accordance with procedures established by the Company in accordance with Section 409A of the Code, and such issuance or payment shall in any event be made within such period as is required to avoid the imposition of a tax under Section 409A of the Code.

(c)Restrictions and Conditions. The Restricted Shares or Restricted Stock Units granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Section 409A of the Code where applicable, thereafter:
(1)The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance goals, the Participant’s termination of employment or service with the Company or any Affiliate thereof, or the Participant’s death or Disability. Notwithstanding the foregoing, upon a Change in Control, the outstanding Awards shall be subject to Section 12 hereof.
(2)Except as provided in the applicable Award Agreement, the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Shares during the Restricted Period; provided, however, that dividends declared during the Restricted Period with respect to an Award, shall only become payable if (and to the extent) the underlying Restricted Shares vest. Except as provided in the applicable Award Agreement, the Participant shall generally not have the rights of a stockholder with respect to Shares subject to Restricted Stock Units during the Restricted Period; provided, however, that, subject to Section 409A of the Code, an amount equal to dividends declared during the Restricted Period with respect to the number of Shares covered by Restricted Stock Units shall, unless otherwise set forth in an Award Agreement, be paid to the Participant at the time (and to the extent) Shares in respect of the related Restricted Stock Units are delivered to the Participant. Certificates for Shares of unrestricted Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Shares or Restricted Stock Units, except as the Administrator, in its sole discretion, shall otherwise determine.
(3)The rights of Participants granted Restricted Shares or Restricted Stock Units upon termination of employment or service as a director, independent contractor or consultant to the Company or to any Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.
(d)Form of Settlement. The Administrator reserves the right in its sole discretion to provide (either at or after the grant thereof) that any Restricted Stock Unit represent the right to receive the amount of cash per unit that is determined by the Administrator in connection with the Award.

Section 10.	Other Share-Based Awards.
Other Share-Based Awards may be issued under the Plan. Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the individuals to whom and the time or times at which such Other Share-Based Awards shall be granted. Each Participant who is granted an Other Share-Based Award shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, including, among other things, the number of shares of Common Stock to be granted pursuant to such Other Share-Based Awards, or the manner in which such Other Share-Based Awards shall be settled (e.g., in shares of Common Stock, cash or other property), or the conditions to the vesting and/or payment or settlement of such Other Share-Based Awards (which may include, but not be limited to, achievement of performance criteria) and all other terms and conditions of such Other Share-Based Awards. In the event that the Administrator grants a bonus in the form of Shares, the Shares constituting such bonus shall, as determined by the Administrator, be evidenced in uncertificated form or by a book entry record or a certificate issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such bonus is payable. Notwithstanding anything set forth in the Plan to the contrary, any dividend or dividend equivalent Award issued hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as apply to the underlying Award.

Section 11.	Cash Awards.
The Administrator may grant Awards that are denominated in, or payable to Participants solely in, cash, as deemed by the Administrator to be consistent with the purposes of the Plan, and, such Cash Awards shall be subject to the terms, conditions, restrictions and limitations determined by the Administrator, in its sole discretion, from time to time. Awards granted pursuant to this Section 11 may be granted with value and payment contingent upon the achievement of performance goals.

Section 12.	Change in Control.
Unless otherwise determined by the Administrator and evidenced in an Award Agreement, notwithstanding Section 4(e) of the Plan, in the event that (a) a Change in Control occurs, and (b) the Participant’s employment or service is terminated by the Company, its successor or an Affiliate thereof without Cause or by the Participant for Good Reason (if applicable) on or after the effective date of the Change in Control but prior to twelve (12) months following the Change in Control, then:

(a)any unvested or unexercisable portion of any Award carrying a right to exercise shall become fully vested and exercisable; and
(b)the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an Award granted under the Plan shall lapse and such Awards shall be deemed fully vested and any performance conditions imposed with respect to such Awards shall be deemed to be fully achieved at target performance levels.
If the Administrator determines in its discretion pursuant to Section 3(b)(4) hereof to accelerate the vesting of Options and/or Share Appreciation Rights in connection with a Change in Control, the Administrator shall also have discretion in connection with such action to provide that all Options and/or Share Appreciation Rights outstanding immediately prior to such Change in Control shall expire on the effective date of such Change in Control.

Section 13.	Amendment and Termination.
The Board may amend, alter or terminate the Plan at any time, but no amendment, alteration or termination shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent. The Board shall obtain approval of the Company’s stockholders for any amendment that would require such approval in order to satisfy the requirements of any rules of the stock exchange on which the Common Stock is traded or other Applicable Law. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 5 of the Plan and the immediately preceding sentence, no such amendment shall materially impair the rights of any Participant without his or her consent.

Section 14.	Unfunded Status of Plan.
The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 15.	Withholding Taxes.
Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for purposes of applicable taxes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of an amount up to the maximum statutory tax rates in the Participant’s applicable jurisdiction with respect to the Award, as determined by the Company. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by Applicable Laws, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any applicable withholding tax requirements related thereto. Whenever Shares or property other than cash are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related taxes to be withheld and applied to the tax obligations; provided, that, with the approval of the Administrator, a Participant may satisfy the foregoing requirement by either (i) electing to have the Company withhold from delivery of Shares or other property, as applicable, or (ii) delivering already owned unrestricted shares of Common Stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations. Such already owned and unrestricted shares of Common Stock shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined and any fractional share amounts resulting therefrom shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by Applicable Laws, to satisfy its withholding obligation with respect to any Award.

Section 16.	Transfer of Awards.
Until such time as the Awards are fully vested and/or exercisable in accordance with the Plan or an Award Agreement, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio and shall not create any obligation or liability of the Company, and any Person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of such Shares or other property underlying such Award. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option or a Share Appreciation Right may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal Disability, by the Participant’s guardian or legal representative.

Section 17.	Continued Employment or Service.
Neither the adoption of the Plan nor the grant of an Award shall confer upon any Eligible Recipient any right to continued employment or service with the Company or any Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.

Section 18.	Effective Date.
The Plan was adopted by the Board on April 21, 2018 and shall become effective on the date that it is approved by the Company’s stockholders (the “Effective Date”).

Section 19.	Electronic Signature.
Participant’s electronic signature of an Award Agreement shall have the same validity and effect as a signature affixed by hand.

Section 20.	Term of Plan.
No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

Section 21.	Securities Matters and Regulations.
(a)Notwithstanding anything herein to the contrary, the obligation of the Company to sell or deliver Shares with respect to any Award granted under the Plan shall be subject to all Applicable Laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Administrator, in its sole discretion, deems necessary or advisable.
(b)Each Award is subject to the requirement that, if at any time the Administrator determines that the listing, registration or qualification of Shares is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Shares, no such Award shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.
(c)In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Administrator may require a Participant receiving Common Stock pursuant to the Plan, as a condition precedent to receipt of such Common Stock, to represent to the Company in writing that the Common Stock acquired by such Participant is acquired for investment only and not with a view to distribution.

Section 22.	Section 409A of the Code.
The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its

Affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

Section 23.	Notification of Election Under Section 83(b) of the Code.
If any Participant shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within ten (10) days after filing notice of the election with the Internal Revenue Service.

Section 24.	No Fractional Shares.
No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 25.	Beneficiary.
A Participant may file with the Administrator a written designation of a beneficiary on such form as may be prescribed by the Administrator and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

Section 26.	Paperless Administration.
In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

Section 27.	Severability.
If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

Section 28.	Clawback.
(a)If the Company is required to prepare a financial restatement due to the material non-compliance of the Company with any financial reporting requirement, then the Committee may require any Section 16 Officer to repay or forfeit to the Company, and each Section 16 Officer agrees to so repay or forfeit, that part of the Incentive Compensation received by that Section 16 Officer during the three-year period preceding the publication of the restated financial statement that the Committee determines was in excess of the amount that such Section 16 Officer would have received had such Incentive Compensation been calculated based on the financial results reported in the restated financial statement. The Committee may take into account any factors it deems reasonable in determining whether to seek recoupment of previously paid Incentive Compensation and how much Incentive Compensation to recoup from each Section 16 Officer (which need not be the same amount or proportion for each Section 16 Officer), including any determination by the Committee that a Section 16 Officer engaged in fraud, willful misconduct or committed grossly negligent acts or omissions which materially contributed to the events that led to the financial restatement. The amount and form of the Incentive Compensation to be recouped shall be determined by the Committee in its sole and absolute discretion, and recoupment of Incentive Compensation may be made, in the Committee’s sole and absolute discretion, through the cancellation of vested or unvested Awards, cash repayment or both.
(b)Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any Applicable Laws, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such Applicable Law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

Section 29.	Governing Law.
The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles of conflicts of law of such state.

Section 30.	Indemnification.
To the extent allowable pursuant to applicable law, each member of the Board and the Administrator and any officer or other employee to whom authority to administer any component of the Plan is delegated shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, however, that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled pursuant to the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 31.	Titles and Headings, References to Sections of the Code or Exchange Act.
The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

Section 32.	Successors.
The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

Section 33.	Relationship to other Benefits.
No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

EL POLLO LOCO HOLDINGS, INC. 3535 HARBOR BLVD., SUITE 100 COSTA MESA, CA 92626
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/LOCO2018
You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

	E46501-Z72494	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EL POLLO LOCO HOLDINGS, INC.			For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:			All	All	Except
			☐	☐	☐
1.	Election of Directors
Nominees:
	01)	Bernard Acoca
	02)	Michael G. Maselli
	03)	Carol ("Lili") Lynton
The Board of Directors recommends you vote FOR the following proposal:							For	Against	Abstain
2.	Proposal to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2018.						☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:
3.	Approval of the 2018 Omnibus Equity Incentive Plan						☐	☐	☐
The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, or if cumulative voting is required, the persons named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated.					☐
Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

E46502-Z72494

EL POLLO LOCO HOLDINGS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS JUNE 5, 2018 1:00 PM PDT

The shareholder(s) hereby appoint(s) Laurance Roberts and Edith R. Austin, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of EL POLLO LOCO HOLDINGS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 1:00 PM PDT, on June 5, 2018, at www.virtualshareholdermeeting.com/LOCO2018, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSAL 2, AND FOR PROPOSAL 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side